                           ASSET PURCHASE AGREEMENT

                                     among

                                GARGIULO, L.P.
                                    (BUYER)

                                      and

                        COLLIER FARM EQUIPMENT COMPANY
                              COLLIER FARMS, INC.
                               COLLIERGRO, LTD.
                        COLLIER GROVES & PACKING, LTD.
                               COLLIER TEC, INC.
                     COLLIER DEVELOPMENT CORPORATION, INC.
             TRUST DATED AS OF MARCH 16, 1983 AND NUMBERED 1983CDC
                                      and
                              COLLIER ENTERPRISES
                            (collectively, SELLER)



                         Dated as of December 29, 1995

                               Table of Contents
                               -----------------

                                                                            Page
                                                                            ----

Preliminary Statement.......................................................   1
---------------------

ARTICLE I. DEFINITIONS; CONSTRUCTION........................................   2

     1.1   Certain Defined Terms............................................   2
           ---------------------
     1.2   Construction.....................................................  12
           ------------

ARTICLE II. SALE OF ASSETS; PURCHASE PRICE; ASSUMED LIABILITIES;
                  FARMLAND LEASES; CLOSING..................................  13

     2.1   Assets Conveyed..................................................  13
           ---------------
     2.2   Excluded Assets..................................................  13
           ---------------
     2.3   Purchase Price and Payment.......................................  13
           --------------------------
     2.4   Security for Purchase Price and Earn-out Payment; Offset;
           ---------------------------------------------------------
             Cross-default..................................................  13
             -------------
     2.5   Assumed Liabilities; Use of Gross Crop Revenues..................  14
           -----------------------------------------------
     2.6   Investment Guaranty..............................................  15
           -------------------
     2.7   Prudential Loan Assumption.......................................  15
           --------------------------
     2.8   Allocation of Consideration......................................  16
           ----------------------------
     2.9   Farmland Leases..................................................  16
           ----------------
     2.10  Closing..........................................................  16
           --------

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE SELLER...................  17

     3.1   Corporate Status and Power.......................................  17
           --------------------------
     3.2   Authorization; No Conflicts; Consents............................  17
           -------------------------------------
     3.3   Financial Statements; Changes in Condition.......................  18
           ------------------------------------------
     3.4   Ownership of Property; Completeness of Assets....................  18
           ---------------------------------------------
     3.5   Leases and Growers' Contracts....................................  19
           -----------------------------
     3.6   Insurance........................................................  19
           ----------
     3.7   Intellectual Property and Trademarks.............................  19
           ------------------------------------
     3.8   Taxes............................................................  20
           -----
     3.9   [Intentionally omitted.].........................................  20

     3.10  Contracts........................................................  20
           ---------
     3.11  Employee Benefit Plans...........................................  21
           ----------------------
     3.12  Litigation.......................................................  21
           ----------
     3.13  Conformance with Laws; Environmental Matters.....................  21
           --------------------------------------------
     3.14  Subsidiaries.....................................................  24
           ------------
     3.15  Facilities.......................................................  24
           ----------
     3.16  Labor............................................................  25
           -----
     3.17  Accounts Receivable..............................................  25
           -------------------
     3.18  Transactions With Affiliates.....................................  25
           ----------------------------

     3.19  Tangible Personal Property Other Than Inventory..................  25
           -----------------------------------------------
     3.20  Prudential Loan..................................................  26
           ---------------
     3.21  All Required Consents Disclosed; One is Sufficient...............  26
           --------------------------------------------------
     3.22  Accuracy of Information..........................................  26
           -----------------------
     3.23  Free to Deal.....................................................  26
           -----------

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BUYER.........................  27

     4.1   Status and Power.................................................  27
           ----------------
     4.2   Authorization; No Conflicts; Consents............................  27
           -------------------------------------
     4.3   Accuracy of Information..........................................  28
           -----------------------
     4.4   Free to Deal.....................................................  28
           ------------

ARTICLE V. COVENANTS OF THE PARTIES.........................................  29

     5.1  Actions prior to Closing..........................................  29
          ------------------------
                 (a)   Operations Pending Closing...........................  29
                       --------------------------
                 (b)   Preservation of Organization.........................  30
                       ----------------------------
                 (c)   Other Transactions Prohibited........................  30
                       -----------------------------
                 (d)   Change in Information................................  30
                       ---------------------
                 (e)   Financial Reports....................................  30
                       -----------------
                 (f)   Access prior to Closing..............................  30
                       -----------------------
                 (g)   Confidentiality prior to Closing.....................  31
                       --------------------------------
                 (h)   HSR..................................................  31
                       ---
     5.2  Actions at the Closing............................................  31
          ----------------------
                 (a)   Prorations...........................................  31
                       ----------
     5.3  Actions after the Closing.........................................  31
          -------------------------
                 (a)   Further Assurances...................................  31
                       ------------------
                 (b)   Misdirected Funds....................................  31
                       -----------------
                 (c)   Failure to obtain certain Consents...................  32
                       ----------------------------------
                 (d)   Access after Closing.................................  32
                       --------------------
                 (e)   Buyer's Books and Records............................  32
                       -------------------------
                 (f)   Confidentiality after Closing........................  32
                       -----------------------------
                 (g)   Restriction on Use of "Collier Farms" Name...........  33
                       ------------------------------------------
     5.4  Title; Instruments of Conveyance and Assumption...................  33
          -----------------------------------------------
     5.5  Employees.........................................................  34
          ---------
     5.6  Proxy Matters.....................................................  35
          -------------
     5.7  Seller's Representative...........................................  36
          -----------------------

ARTICLE VI. CLOSING CONDITIONS, DOCUMENTS AND PROCEDURES....................  37

     6.1  Conditions to Obligations of Buyer................................  37
          ----------------------------------
                 (a)   Seller's Representations and Warranties True.........  37
                       --------------------------------------------
                 (b)   Seller's Performance of Covenants....................  37
                       ---------------------------------
                 (c)   Delivery of Closing Documents to Buyer...............  37
                       --------------------------------------
     6.2  Conditions to Obligations of Seller...............................  38
          -----------------------------------
                 (a)   Buyer's Representations and Warranties True..........  38
                       -------------------------------------------

                 (b)   Buyer's Performance of Covenants.....................  39
                       --------------------------------
                 (c)   Delivery of Closing Documents by Buyer...............  39
                       --------------------------------------
     6.3  Conditions to Obligations of all Parties..........................  39
          ----------------------------------------
                 (a)   Compliance with Law..................................  39
                       -------------------
                 (b)   No Action or Proceeding..............................  40
                       -----------------------
                 (c)   HSR; etc.............................................  40
                       --------
                 (d)   Exhibits.............................................  40
                       --------

ARTICLE VII. INDEMNIFICATION................................................  41

     7.1  Seller's Indemnity................................................  41
          ------------------
     7.2  Buyer's Indemnity.................................................  41
          -----------------
     7.3  Survival..........................................................  42
          --------
     7.4  Method of Asserting Claims........................................  42
          --------------------------
     7.5  Limitations on Amounts............................................  44
          ----------------------
                 (a)   Seller...............................................  44
                       ------
                 (b)   Buyer................................................  45
                       -----
     7.6  Offset............................................................  45
          ------

ARTICLE VIII. GENERAL PROVISIONS............................................  47

     8.1  Joint and Several Obligations.....................................  47
          -----------------------------
     8.2  Successors and Assigns............................................  47
          ----------------------
     8.3  No Third Party Beneficiary........................................  47
          --------------------------
     8.4  Entire Agreement..................................................  47
          ----------------
     8.5  Notices...........................................................  47
          -------
     8.6  Modifications.....................................................  48
          -------------
     8.7  Counterparts......................................................  48
          ------------
     8.8  Cooperation.......................................................  48
          -----------
     8.9  Governing Law; Venue..............................................  48
          --------------------
     8.10 Headings..........................................................  49
          --------
     8.11 Gender, Number....................................................  49
          --------------
     8.12 Severability......................................................  49
          ------------
     8.13 Survival..........................................................  49
          --------
     8.14 Attorneys' Fees; Expenses.........................................  49
          -------------------------
     8.15 Termination.......................................................  50
          -----------
     8.16 Radon Disclosure..................................................  51
          ----------------
     8.17 Remedies Cumulative...............................................  51
          -------------------

                        LIST OF EXHIBITS AND SCHEDULES


                                   EXHIBITS
                                   --------

Exhibit A   Assignment and Assumption Agreement
Exhibit B   Earn-Out Payment
Exhibit C   Farmland Lease Agreement
Exhibit D   Owned Properties Mortgage
Exhibit E   Duda Property Mortgage
Exhibit F   Security Agreement
Exhibit G   Buyer Notes Form (aggregate of $10,000,000)
Exhibit H   Subordination Agreement (Owned Properties)
Exhibit I   Subordination Agreement (Duda Property)
Exhibit J   Notice of Future Advance Limitation
Exhibit K   Mercer Employment Agreement
Exhibit L   Escrow Agreement
Exhibit M   Opinion of Seller's Counsel
Exhibit N   Opinion of Buyer's Counsel
Exhibit O   Form of Warranty Deed
Exhibit P   Seller's Affidavit

                                    SCHEDULES
                                    ---------

1.1(a)      Seller's Fixed Assets (as of 9/30/95)
1.1(b)      Duda Property; Buyer's Land and Related Property, Naples, Florida
1.1(c)      Excluded Accounts Receivable
1.1(d)      Initial Leased Properties
1.1(e)      Owned Properties
1.1(f)      Permitted Encumbrances
2.8         Allocation of Consideration
3.2         Requisite Approvals - Seller
3.3(a)      1995 Financial Statements and Interim Financial Statements
3.3(b)      Material Changes Since 9/30/95
3.4         Encumbrances
3.5         Leases, Grower Contracts and Other (not owned) Facilities
3.6         Insurance
3.7         Trademarks
3.10        Material Agreements
3.11        Employee Benefits
3.13        Conformance with Laws; Environmental Matters
3.15(d)     Pending or Threatened Condemnation, Assessments, Public Improvement
            Liens, or Violations of Restrictive Covenants as to Facilities
3.16        Labor Matters

3.17        Accounts Receivable Subject to Claim or Offset
4.2         Requisite Approvals - Buyer
6.1(c)(iii) Motor Vehicles

                           ASSET PURCHASE AGREEMENT


          THIS ASSET PURCHASE AGREEMENT is made as of December 29, 1995, by and among Gargiulo, L.P., a Delaware limited partnership (the "Buyer"), and Collier Farm Equipment Company, a Florida corporation, Collier Farms, Inc., a Florida corporation; Colliergro Ltd., a Florida limited partnership; Collier Groves & Packing, Ltd., a Florida limited partnership; Collier Tec, Inc., a Florida corporation; Collier Development Corporation, Inc., a Florida corporation; that certain Trust dated as of March 16, 1983 and numbered 1983CDC and Collier Enterprises, a Florida general partnership (collectively, the "Seller").


                             Preliminary Statement
                             ---------------------

          The Seller is engaged primarily in the business of farming tomatoes, peppers and potatoes and producing vegetable transplants in Southwest Florida. This Agreement sets forth the terms pursuant to which (i) the Seller is selling, and the Buyer is acquiring, the Assets and (ii) the Buyer is assuming the Assumed Liabilities (as all of such terms are defined below).


          NOW, THEREFORE, in consideration of the covenants contained in this Agreement and other good and valuable consideration, the receipt and adequacy of which are conclusively acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I.  DEFINITIONS; CONSTRUCTION.

1.1  Certain Defined Terms.  In addition to the terms defined elsewhere in this
     ---------------------
Agreement, the following capitalized terms used herein shall have the following meanings, unless the context clearly requires otherwise:

     "1995 Financial Statements" shall mean the audited (i) combined balance sheets of Seller relating to the Business as of June 30, 1995, (ii) combined statements of operations and owners' equity for the year ended June 30, 1995, and (iii) combined statements of cash flows for the year ended June 30, 1995, together with the notes thereto.

     "1995-1996 Crop" shall mean the crop of tomatoes, peppers, potatoes and nursery transplants in the ground and being produced by the Business for the fiscal year beginning July 1, 1995.

     "1995-1996 Crop Liabilities" shall mean the accrued but unpaid expenses of the Seller incurred to third parties and Affiliates in the Ordinary Course during the Applicable Period (but with respect to Affiliates, only those which constitute payments in the Ordinary Course consistent with past practice and the 1995 Financial Statements), for the production of the 1995-1996 Crop, excluding any capital costs or expenses, a listing of which shall be set forth on a certificate to be delivered by Seller to Buyer at Closing.

     "Affiliate" shall mean, with respect to a specified Person, any other Person controlling, controlled by, or under common control with the Person specified. Without limiting the generality of the foregoing, (i) an Affiliate of an individual Person shall include all members of such Person's immediate family (which shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law) and (ii) an Affiliate of any Person shall include any other Person with respect to which either such Person, directly or indirectly, (A) has the power to appoint or direct management of the other Person or (B) owns an interest in equity or profits of the other Person of twenty-five percent (25%) or more.

     "Agreement" shall mean this Asset Purchase Agreement, and any written modifications or amendments of it executed by the party sought to be charged therewith, and shall include the Schedules and Exhibits attached to it.

     "Applicable Period" shall mean the period from July 1, 1995 through the Closing Date.

     "Assets" shall mean all of Seller's right, title and interest in, to and under the following assets directly related to the Business wherever located (other than Excluded Assets): deposits; accounts receivable; purchase orders; tax refunds relating to taxes included in the Investment; proceeds payable under insurance policies of Seller relating to items included in the Investment or Assumed Liabilities (to the extent paid by Buyer); inventories; machinery, equipment, parts, accessories, furniture and fixtures, a list of which assets as of September 30, 1995 is set forth on Schedule 1.1(a) hereof; motor vehicles, a list of which as
                     ---------------
of the date hereof is set forth on Schedule 6.1(c)(iii); books, records and accounts relating to the 1995-1996 Crop; customer lists and originals or copies, as appropriate, of other business documents and information required for the operation of the Business; Contracts; licenses (to the extent transferable); Permits (to the extent transferable); Intellectual Property; Trademarks; Leases; Growers' Contracts; Equipment; Owned Property; the 1995-1996 Crop and the Business as a going concern.

     "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement to be signed and delivered by the Buyer and the Seller at Closing, substantially in the form of Exhibit A attached hereto.
                                      ---------

     "Assumed Liabilities" shall mean only those obligations and liabilities of the Seller directly relating to the Business that consist of: (i) the 1995-1996 Crop Liabilities, (ii) obligations and liabilities of the Seller arising after the Closing under Contracts, Growers Contracts and Leases specifically assumed by the Buyer at the Closing pursuant to the Assignment and Assumption Agreement, and (iii) any and all workers' compensation claims relating to incidents or events occurring during the Applicable Period.

     "Business" shall mean all of the businesses and operations of the Seller relating to the farming of tomatoes, potatoes and peppers and the production of vegetable transplants, as of the Closing.

     "Buyer" shall have the meaning set forth in the first paragraph hereof.

     "Buyer Notes" shall have the meaning set forth in Section 2.3(a)(ii) hereof.

     "Claim Notice" shall have the meaning set forth in Section 7.4(a) hereof.

     "Closing" shall have the meaning set forth in Section 2.10 hereof.

     "Closing Date" shall have the meaning set forth in Section 2.10 hereof.

     "Closing Date Cash Payment" shall have the meaning set forth in
Section 2.3(a)(i) hereof.

     "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     "COBRA Coverage" shall have the meaning set forth in Section 5.5(a) hereof.

     "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time (including for this purpose all provisions of any public law regardless of whether consolidated in such code), together with any successor statute thereto and any rules or regulations relating thereto. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     "Combined Business" shall mean the combined tomato, potato, pepper and vegetable transplant operation and business (i) purchased by Buyer pursuant to this Agreement, and (ii) conducted as of the commencement of the Earn-Out Period by the Buyer in Collier, Hendry and Polk Counties (the "Area"), Florida excluding (a) all assets and operations relating to produce re-pack operations,
---------
such as Buyer's existing re-pack facility in Palmetto, Florida and any other re-pack facility which Buyer operates within the Area; (b) the Buyer's BHN Research business and operations; (c) Buyer's land and related buildings and fixtures located at and around Buyer's headquarters facility in Naples, Florida, and Buyer's land and related buildings and fixtures commonly known as the "Duda Property," described in Schedule 1.1(b) hereto; and (d) all activities and
                        ---------------
operations related to the sale and marketing of a premium or branded tomato.

     "Confidentiality Agreement" shall mean that certain letter agreement regarding confidentiality dated October 27, 1995 between Buyer, Seller, Monsanto Company and Calgene, Inc.

     "Contracts" shall have the meaning set forth in Section 3.10 hereof.

     "Current Seller Balance Sheet" shall mean Seller's balance sheet included in the Interim Financial Statements.

     "Damages" shall mean any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, amounts paid in settlement, suits, proceedings, costs, disbursements or expenses (including, without limitation, reasonable attorneys' fees and experts' fees and disbursements) of any kind or of any nature whatsoever (whether based on common law, statute or contract; fixed or contingent; known or unknown) suffered or incurred. Without limiting the generality of the foregoing, "Damages" shall include reasonable fees for attorneys (including the cost of enforcing any indemnification obligation), consultants and experts and costs of investigation, cleanup, response, removal, remediation, containment, monitoring, restoration, treatment and disposal relating to Environmental Liabilities.

     "Duda Property Mortgage" shall have the meaning set forth in the definition of Security Instruments.

     "Earn-Out Payment" shall have the meaning set forth in Exhibit B
                                                            ---------
attached hereto.

     "Employees" shall have the meaning set forth in the definition of "Excluded Liabilities."

     "Encumbrance" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, restriction, lease, lien (statutory or otherwise), security interest or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement.

     "Environmental Laws" shall mean any applicable Federal, state or local statutory or common law, and any regulation, code, plan, order, decree, judgment, permit, license, grant, franchise, concession, restriction, agreement, requirement, and injunction issued, entered, promulgated, or approved thereunder, relating to the environment, or human health or safety relating to occupational or environmental matters, including, without limitation, any law relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including, without limitation, air, surface water, groundwater and land), relating to the presence, manufacture, generation, refining, processing, distribution, use, sale, treatment, recycling, receipt, storage, disposal, transport, arranging for transportation, treatment or disposal, or handling of Hazardous Materials, including, but not limited to, CERCLA, RCRA, FIFRA, CAA, CWA (as those terms are defined in the definition of "Hazardous Material"), the Hazardous Material Transportation Act, as amended from time to time, the Toxic Substances Control Act, as amended from time to time, and the Occupational Safety and Health Act of 1970, as amended from time to time, or relating to the disposal of Nonhazardous Solid Waste.

     "Environmental Liabilities" shall mean Damages arising as a result, or by reason, of any violation of Environmental Laws.

     "Environmental Permits" shall mean Permits required by Environmental Laws.

     "Equipment" shall mean that portion of the Assets which consists of goods or equipment used in the Business, including, without limitation, all machinery, equipment, tools and tooling relating to the production, packaging and storing of tomatoes, potatoes and peppers, and the production of vegetable transplants, and all computer equipment and software, furniture, fixtures, and leasehold improvements used directly in connection with the Business.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rules or regulations issued pursuant thereto.

     "ERISA Plans" shall have the meaning set forth in the definition of "Excluded Liabilities."

     "Excluded Assets" shall mean all assets of Seller other than the Assets, including: (a) all tax records pertaining to the Seller's operation of the Business prior to the Closing Date (provided that the Seller shall provide Buyer, upon Buyer's request made at any time after Closing, with copies of any such tax records relating to a taxable period within five (5) years prior to the Closing Date); (b) tax refunds relating to any taxes paid by the Seller or any Affiliate and not included in the Investment for any periods prior to the Closing Date; (c) insurance policies covering excess risk under Seller's workers compensation arrangements prior to the Applicable Period; (d) the Seller's corporate books and related corporate records; (e) the accounts receivable of Seller which are set forth on Schedule 1.1(c); and (f) the trade
                                            ---------------
name "Collier Farms."

     "Excluded Liabilities" shall mean all obligations and liabilities of, or Damages or claims asserted against or suffered by, the Seller (except Assumed Liabilities and those included in the Investment), including, without limitation (save for said exceptions), any obligations, liabilities or claims arising out of or in connection with: (1) any of the Excluded Assets;
(2) violations of Requirements of Law, including, without limitation, violations of Environmental Laws, arising in connection with the operation of the Business prior to Closing; (3) personal injury to or other torts against Persons or statutory claims of a similar nature arising in connection with the operation of the Business prior to the Closing; (4) amounts or performance owing by the Seller to the shareholders or partners or beneficiaries of Seller or their Affiliates or to any former stockholder or partners or beneficiaries of the Seller and arising prior to the Applicable Period, including but not limited to fees, charges, reimbursements and other amounts due or coming due to any Affiliates of Seller in respect of management or related services, and for allocations of interest or other expense; (5) equity or profit interests in the Seller or its assets; (6) any liability of Seller for any federal, state, local or foreign income, franchise, sales, use, withholding or property taxes or other taxes of any kind or description (and any fine, penalty or interest with respect thereto) with respect to a period ending on or before or otherwise attributable to transactions or periods occurring on or before the Applicable Period; (7) income taxes owing by the Seller or its beneficial owners to any Governmental Body and relating to the Applicable Period or arising from the transactions contemplated by this Agreement; (8) employment, consulting, and non-compete agreements between the Seller and any of its officers, employees, consultants or agents; (9) the obligations or liabilities of the Seller under or by reason of this Agreement, or any other Transaction Document; (10) any liability to a broker or finder retained by the Seller in connection with the transaction contemplated by this Agreement; (11) any liability of Seller to any person or entity the existence of which constitutes a breach of any covenant, agreement, representation or warranty of Seller contained in this Agreement; (12) any and all employee compensation, employee benefit, workers' compensation, vacation, severance, pension, profit-sharing and other retirement obligations, and tax liabilities incurred in connection therewith, that have accrued prior to the Applicable Period during the course of Seller's employment of each of its employees associated with the Business ("Employees") or each person who in the past has worked for Seller in connection with the Business (each, a "Former Employee"), including, without limitation, any accrued or other liability for contributions or payments to be made in respect of participation by any Employee or Former Employee in any employee pension benefit plan (as defined in Section 3(2) of ERISA), employee welfare benefit plan (as defined in Section 3(1) of ERISA) or any other employee benefit plan maintained for Employees (collectively, the "ERISA Plans"); (13) any liability or obligation (contingent or otherwise) of Seller arising out of any pending litigation, whether or not set forth on any schedule attached hereto; (14) any liability, obligation or damage to persons or property arising out of defects in products sold or services provided by Seller prior to the Closing Date; and (15) any negative cash balances, bank overdrafts or held checks of Seller; (16) any breach of contract by Seller prior to Closing, and (17) any employment severance payment made outside of the Ordinary Course or in connection with the transactions contemplated hereby.

     "Facilities" shall mean any one or more of the Owned Properties.

     "Farmland Lease Agreement" shall mean each and all of the lease agreements executed by Buyer and Affiliates of Seller at the Closing in substantially the form attached hereto as Exhibit C, which provide for, among other things, (i) an
                        ---------
initial term ending on June 30, 2001, (ii) three

(3) options for Buyer to extend the term for up to five (5) years each (so that if all renewal options are fully exercised, the term of the Farmland Lease Agreement will expire June 30, 2016), (iii) the lease of at least 6,000 "Farmable Acres" (as defined therein) each year during the term thereof and
(iv) the additional right of Buyer to lease up to an additional 5,000 (approximate) Farmable Acres, all as defined and further described and provided for in Exhibit C hereto.
       ---------

     "Former Employee" shall have the meaning set forth in the definition of "Excluded Liabilities."

     "GAAP" shall mean the following, consistently applied, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession.

     "Governmental Body" shall mean any federal, state, county, provincial, municipal, governmental department, commission, board, bureau, agency or instrumentality, or other political subdivision exercising executive, legislative, judicial, regulatory or administrative functions or pertaining to government.

     "Growers' Contracts" shall mean any contract, agreement or arrangement relating to the production of tomatoes, potatoes, peppers and vegetable transplants for the Business by any Persons other than Seller or its Affiliates who produce tomatoes, potatoes, peppers and vegetable transplants for the Business.

     "Gross Crop Revenues" shall mean all revenues (net of returns and adjustments given to customers) from sales of the 1995-1996 Crop.

     "Hazardous Material" shall mean (a) any "hazardous substance", as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time ("CERCLA"), (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time ("RCRA"), (c) any "pesticides" or "defoiliant", as defined in the Federal Insecticide, Fungicide and Rodenticide Act, as amended from time to time ("FIFRA"), (d) any "hazardous air pollutant," as defined by the Clean Air Act, as amended from time to time ("CAA"), (e) any "pollutant" or "toxic pollutant," as defined by the Clean Water Act, as amended from time to time ("CWA"), (f) any asbestos, polychlorinated biphenyls ("PCBs"), infectious wastes, urea formaldehyde or petroleum product, or (g) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable Federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended from time to time.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Immediately Available Funds" shall mean cash, certified check or wire transfer of immediately available funds.

     "Indemnified Party" shall mean a Person indemnified and claiming indemnification pursuant to the provisions of Article VII of this Agreement.

     "Indemnifying Party" shall mean a Person against whom a claim for indemnification is asserted pursuant to the provisions of Article VII of this Agreement.

     "Initial Leased Properties" shall mean the real properties described on
Schedule 1.1(d)  hereto, consisting of all farmlands and similar real
---------------
properties, other than the Owned Properties, owned or leased by Seller or Affiliates of Seller and presently used in the operation of the Business.

     "Intellectual Property" shall mean intangible property rights, including inventions, discoveries, trade secrets, processes, formulas, know-how, United States and foreign patents and patent applications, Trademarks, copyrights, copyright registrations, computer and electronic processing programs and software processes used exclusively in connection with the Business and shall include the goodwill associated therewith.

     "Intellectual Property Licenses" shall mean all licenses, consents, covenants not to sue and other authorizations issued or granted to a Person by another Person with respect to Intellectual Property of such other Person, and relating to the Business.

     "Interim Financial Statements" shall mean the unaudited combined balance sheets of Seller relating to the Business as of September 30, 1995, together with the related combined statements of operations for the quarter ended September 30, 1995.

     "Investment" shall mean the amount equal to all actual expenses of every kind incurred by Seller in the Ordinary Course during the Applicable Period in connection with the 1995-1996 Crop (including, without limitation, all employee costs, workers' compensation claims and costs and the Lease Payments, but with respect to Lease Payments only to the extent provided in the definition of Lease Payments), less (i) Gross Crop Revenues received by Seller prior to the Closing
           ----
Date, (ii) the 1995-1996 Crop Liabilities, and (iii) any such expenses which are Excluded Liabilities, plus interest on the amount so calculated through the date
                      ----
of Buyer's payment of such amount pursuant to Section 2.5 hereof at the rate which may from time to time be in effect under Seller's operating line of credit with SunTrust, N.A. (f/k/a SunBank, N.A.). In determining the amount of the
Investment:

          (a) The expenses incurred by the Business during the Applicable Period shall be determined and allocated consistently with the 1995 Financial Statements, including, without limitation, the manner in which the "related party management fees" (as set forth in the 1995 Financial Statements) was allocated to the Business for the fiscal year ended June 30, 1995 and with no greater percentage of such fees being allocated to the Business during the Applicable Period than was allocated to the Business for the fiscal year ended June 30, 1995, but subject to the matters hereinbelow set forth.

          (b) Only actual direct and indirect expenses incurred in the Ordinary Course of producing the 1995-1996 Crop shall be part of the Investment, and the Investment shall not include any charge for non-cash expenses, such as depreciation, amortization or other non-cash items.

          (c) The Investment shall not include any amounts used to pay for capital items (as determined in accordance with GAAP) during the Applicable Period.

          (d) To the extent that the Investment would otherwise include an expense which relates to both the Applicable Period and the period prior to the Applicable Period, only that portion which relates to the Applicable Period shall be included in the amount of the Investment.

          (e) The Investment shall not include any professional and consulting fees incurred by Seller in connection with the transactions contemplated hereby; provided, that the foregoing shall not limit Buyer's responsibility for expenses incurred by Seller in connection with the Proxy Statement and Registration Statement as provided in Section 5.6 hereof.

     "Seller's knowledge" or "knowledge of Seller" shall mean, unless otherwise specified herein, a matter which is within the knowledge of Seller after having made due internal inquiry but without independent investigation.

     "Lease Payments" shall mean the lease payments (but lease payments to Affiliates of Seller shall be calculated at the per acre rates set forth in the Farmland Lease Agreement and not at the per acre rates contained in the existing lease between Seller and the Affiliate of Seller which is the lessor of such farmland) made by Seller for farmland used in the Business during the Applicable Period.

     "Leased Property" shall mean, collectively, (i) the Initial Leased Properties and (ii) all additional farmlands or real properties which may be leased by Buyer pursuant to the Farmland Lease Agreement.

     "Leases" shall mean all agreements, understandings or arrangements in effect prior to Closing which relate to the use and/or occupancy of the Initial Leased Properties.

     "Liabilities and Investment Certificate" shall have the meaning set forth in Section 2.5(b) hereof.

     "Material Adverse Effect" shall mean a material adverse change in (i) the property, business, operations or condition of the Business (financial or otherwise), or (ii) the Buyer's ability to use the Assets after the Closing in substantially the same manner as in the conduct of the Business prior to the Closing.

     "Misdirected Funds" shall mean any collections, or other amounts received, by a party or any of its Affiliates that constitute the proceeds of, or a collection in respect of, any account receivable or other asset to which the other party is entitled.

     "Nonhazardous Solid Waste" shall mean solid waste as that term is defined in the Solid Waste Disposal Act which is neither characteristically hazardous waste nor listed hazardous waste under RCRA, but which is subject to special handling, transportation or disposal requirements under state or local Environmental Law. Nonhazardous Solid Waste shall not include household solid waste.

     "Notice Period" shall have the meaning set forth in Section 7.4(a) hereof.

     "Operating Line" shall mean Seller's existing operating line of credit with SunTrust, N.A. (f/k/a SunBank, N.A.).

     "Ordinary Course" shall mean the ordinary course of the Business conducted in a manner substantially consistent with its previous operations prior to the date of this Agreement.

     "Other Facilities" shall mean the premises, including farmland (but not including any of the Facilities), operated for the benefit of the Business under Growers' Contracts.

     "Owned Properties" shall mean (i) the real property on which the tomato packing house, vegetable packing house, greenhouses and office facilities of the Business (exclusive of the farm operation office) are located and (ii) a parcel containing approximately 100 acres near Immokalee, Florida suitable for migrant labor housing, all of which are listed on Schedule 1.1(e) hereof, but not the
                                          ---------------
mineral rights relating to any of the foregoing.

     "Owned Properties Mortgage" shall have the meaning set forth in the definition of Security Instruments.

     "Permits" shall mean all permits, licenses, consents, registrations, certificates, accreditations, approvals, authorizations, rights and franchises held or used by the Seller in connection with the ownership and/or operation of all or any part of the Assets or Business or otherwise necessary for the operation of the Business (except Intellectual Property Licenses), including, without limitation, those issued by any Governmental Body, to the extent the foregoing are transferrable under any applicable Requirement of Law.

     "Permitted Encumbrances" shall mean those Encumbrances listed on
Schedule 1(f) hereto.
-------------

     "Person" shall mean an individual (natural person), a corporation, a partnership (general or limited), a joint venture, an association, a joint-stock company, a limited liability company, a bank, a trust company, a land trust, a vehicle trust, a business trust, a real estate investment trust, an estate, a trust, an unincorporated organization, a Governmental Body or any other type of entity.

     "Plan" shall have the meaning set forth in Section 3.11 hereof.

     "Prudential" shall mean the holder of the Prudential Loan.

     "Prudential Loan" shall mean the indebtedness for borrowed money owed by the Seller and certain related entities to Prudential Insurance Company of America in the outstanding principal amount of $6,478,000 as of November 30, 1995.

     "Prudential Loan Documents" shall mean all loan documents relating to the Prudential Loan.

     "Purchase Price" shall have the meaning set forth in Section 2.3 hereof.

     "Requirement of Law" shall mean, with respect to the United States or elsewhere, any applicable statute, law, ordinance, rule, regulation, permit, order, decree, judicial or administrative decision or directive, or other requirement having the force of law and, where applicable, any interpretation thereof by any authority having jurisdiction with respect thereto or charged with the administration thereof.

     "Requisite Approvals" shall mean any necessary consent, permit, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body or any third party.

     "Security Instruments" shall mean the following documents securing the Buyer's obligations under the Buyer Notes and Earn-Out Payment: (i) the Owned Properties Mortgage (in substantially the form of Exhibit D hereto) encumbering
                                                  ---------
the Owned Properties together with the buildings and improvements thereon erected or to be erected subject to the liens and mortgages securing the Prudential Loan (if assumed by Buyer), (ii) the Duda Property Mortgage (in substantially the form of Exhibit E hereto) encumbering the Duda Property (as
                          ---------
defined in the Duda Property Mortgage) together with the buildings and improvements thereon erected or to be erected subject to the existing lien on the Duda Property in favor of A. Duda & Sons, Inc., (a copy of which was previously delivered to Seller), and (iii) the Security Agreement (in substantially the form of Exhibit F hereto) encumbering the Assets subject to
                          ---------
the liens and mortgages securing the Prudential Loan (if assumed by Buyer) on Assets presently secured under the Prudential Loan and the Permitted Encumbrances. The Owned Properties Mortgage, the Duda Property Mortgage and the Security Agreement shall each also encumber the buildings and improvements included among the Assets which are located on land to be leased to Buyer pursuant to the Farmland Lease.

     "Seller" shall have the meaning set forth in the first paragraph hereof, and shall include each of the listed Persons individually, as the context requires.

     "Seller's Financial Statements" shall mean (i) the 1995 Financial Statements and (ii) the Interim Financial Statements.

     "Seller's Representative" shall mean Collier Enterprises.

     "Trademarks" shall mean (and shall include all goodwill associated therewith) all trademark registrations, applications for trademark registrations, trade names, trade dress, service marks, and service names used in the Business, but specifically excluding "Collier Farms" and the names of each Seller.

     "Transaction Documents" shall mean this Agreement, Exhibits A through L, inclusive as executed, and all closing documents delivered in connection herewith.

     1.2  Construction. Unless the context of this Agreement clearly requires
          ------------
otherwise: (a) references to the plural include the singular and vice versa; (b) references to any Person include such Person's successors and assigns but, if applicable, only if such successors and assigns are specifically permitted by this Agreement; (c) references to one gender include all genders; (d) "including" is not limiting; (e) the words "hereof", "herein", "hereby", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (f) article, section, subsection, clause, Exhibit and Schedule references are to this Agreement unless otherwise specified; (g) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and (h) general or specific references to any Requirement of Law means such Requirement oy particular provision of this Agreement; (f) article, section, subsection, clause, Exhibit and Schedule references are to this Agreement unless otherwise specified; (g) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and (h) general or specific references to any Requirement of Law means such Requirement of Law as amended, modified, codified or re-enacted, in whole or in part, and in effect at the indicated time.

ARTICLE II. SALE OF ASSETS; PURCHASE PRICE; ASSUMED LIABILITIES;
            FARMLAND LEASES; CLOSING.

     2.1  Assets Conveyed. On the terms and subject to the conditions and
          ---------------
exceptions set forth herein, on the Closing Date, Seller shall convey, sell, transfer, assign and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, on a going-concern basis, the Business, the goodwill of Seller related to the Business, and all of the Assets free and clear from any Encumbrances other than Permitted Encumbrances.

     2.2  Excluded Assets. Notwithstanding anything contained in Section 2.1
          ---------------
hereof or elsewhere in this Agreement to the contrary, Seller is not selling and Buyer is not purchasing, any of the Excluded Assets, all of which shall be retained by Seller.

     2.3  Purchase Price and Payment. The purchase price for the Assets (the
          --------------------------
"Purchase Price") shall consist of the following:

          (a)  A payment of $20,000,000, paid at the Closing as follows:

               (i)  Buyer shall pay to Seller $10,000,000 (the "Closing
          Date Cash Payment") in Immediately Available Funds as requested by the Seller as consideration for the Assets identified on Schedule 2.8.1
                                                               --------------
          and being transferred to Buyer hereunder.

              (ii) Buyer shall deliver two promissory notes in favor of Seller (collectively the "Buyer Notes") in the aggregate original principal amount of $10,000,000 (subject to reduction as provided in Section 2.7) in the form attached hereto as Exhibit G. The first Buyer Note
          ---                                 ---------
          shall be in the original principal amount of Four Million Three Hundred Eighty Thousand Six Hundred and Seventy-One Dollars ($4,380,671) in consideration for the Assets identified on
          Schedule 2.8.2; and the second Buyer Note shall be in the original
          --------------
          principal amount of Five Million Six Hundred Nineteen Thousand Three Hundred Twenty-Nine Dollars ($5,619,329) in consideration of the goodwill of the Business and the intangible assets being transferred to Buyer hereunder. Any reduction as provided in Section 2.7 shall be applied against the first Buyer Note with any excess amount applied to the second Buyer Note.

          (b) The Earn-Out Payment to be calculated and paid as provided in Exhibit B hereto as additional consideration for the goodwill of the Business
---------
and the intangible assets being transferred to Buyer hereunder. Seller specifically acknowledges that there is no assurance that the Combined Business will be profitable or that Seller will realize any Earn-Out Payment at all.

     2.4  Security for Purchase Price and Earn-out Payment; Offset;
          --------------------------------------------------------
Cross-default.  The Buyer Notes and the Earn-Out Paymet shall be secured by the
-------------
Security Instruments; provided, however, if the Buyer Notes are paid in full with the proceeds realized from the sale of the Duda

Property, then (i) the Duda Property Mortgage shall be released and satisfied,
(ii) the Earn-Out Payment shall no longer be secured by the Duda Property and
(iii) any proceeds realized by the Buyer in excess of those needed to pay off the first mortgage on the Duda Property and the Buyer Notes shall be retained by Buyer free of any Encumbrances in favor of Seller.

          If the Buyer assumes a portion of the Prudential Loan as provided in
Section 2.7, then the Owned Properties Mortgage shall be subject and subordinate to the Prudential Loan Documents with respect to those assets which presently secure the Prudential Loan. To evidence such subordination, Seller agrees to execute a Subordination Agreement (Owned Properties) in substantially the form of Exhibit H hereto.
   ---------

          The Duda Property Mortgage shall be subject and subordinate to the existing first mortgage thereon in favor of A. Duda & Sons, Inc. in the approximate principal amount of $4 million (and to any refinancing thereof that does not increase such outstanding amount and which is on no less favorable terms other than changes in interest rates dictated by market conditions). To evidence such subordination, Seller agrees to execute a Subordination Agreement
(Duda) in substantially the form of Exhibit I hereto.
                                    ---------

          Buyer shall deliver to Seller at Closing a Notice of Future Advance Limitation in the form attached hereto as Exhibit I and made a part hereof,
                                          ---------
which notice shall limit any future advances under the Duda Property Mortgage and shall be recorded in the public records of the county in which the land encumbered by the Duda property mortgage is located.

          Buyer, at its expense, shall deliver to Seller or its attorney prior to Closing a mortgagee title insurance commitment issued by Buyer's title insurer, or a qualified title insurer reasonably satisfactory to Seller (with the premium therefor to be paid by Buyer at Closing) agreeing to issue to Seller, upon recording of the Owned Properties Mortgage and the Duda Property Mortgage, a mortgagee policy of title insurance insuring the lien of each such mortgage (in the case of the Owned Properties Mortgage, in the amount of the first Buyer Note and, in the case of the Duda Property Mortgage in the amount of $10,000,000, but subject to reduction in the event of the assumption by Buyer of the Prudential Loan in the amount of the outstanding principal amount so assumed), subject only to the applicable title exceptions disclosed in Buyer's owner's policy of title insurance.

          The Buyer Notes and the Security Instruments shall be legended to reflect that the Buyer may offset any claim for indemnification hereunder against payments due or coming due thereunder, as provided in Section 7.6. The Buyer Notes, the Earn-Out Payment and the Farmland Lease Agreement shall be cross-defaulted with each other.

          2.5  Assumed Liabilities: Use of Gross Crop Revenues. As further
               -----------------------------------------------
consideration for the consummation of the transactions contemplated hereby, on the Closing Date, Buyer shall assume, and agree to pay or perform when due: (i) the Assumed Liabilities and (ii) the Investment.

               (a) All Gross Crop Revenues received by Seller prior to the Closing Date shall be used by Seller (i) to make payments to reduce the amount of the Operating Line or (ii) to pay Ordinary Course expenses of Seller relating to the production of the 1995-1996 Crop so as to reduce the 1995-1996 Crop Liabilities.

               (b) Seller shall deliver to Buyer at Closing a certificate (the "Liabilities and Investment Certificate") setting forth the amount of: (i) the 1995-1996 Crop Liabilities which are outstanding as of the Closing Date, and
(ii) the Investment outstanding as of the Closing Date for which Buyer is responsible as provided in this Section 2.5 to the extent such amount is calculable. Seller shall permit Buyer full access to books, records, professionals and personnel, at Buyer's sole expense but without charge by Seller, as required to verify and/or audit such calculations. Buyer shall have ninety (90) days from the Closing Date to dispute the calculations of Seller contained in the Liabilities and Investment Certificate. If Buyer does not dispute such calculations in writing by such date, the calculations contained in the Liabilities and Investment Certificate shall be deemed conclusive and binding upon the parties. If Buyer does give written notice of its disagreement with such calculations by such date, the parties shall first attempt to resolve their disagreement. If the parties are unable to do so within 15 days after delivery of such notice of disagreement to Seller, then the parties shall submit such dispute to a neutral, independent, certified public accounting firm whose determination shall be conclusive and binding upon the parties.

               (c) All Gross Crop Revenues received by Buyer after the Closing Date shall be used by Buyer, first, to pay the 1995-1996 Crop Liabilities and, second, to pay the Seller for the Investment. Seller agrees to use all Gross Crop Revenues received from Buyer, first, to make payments on the portion of the Investment related to the Operating Line, and second to reimburse Seller for the remainder of the Investment. Seller agrees to provide Buyer with such assurances as Buyer shall reasonably require to assure Buyer that Gross Crop Revenues are being used by Seller to make payments on the Operating Line to reduce the Investment. In no event shall Buyer be responsible to pay any default interest or expenses incurred by Seller because of any default by Seller under the Operating Line, provided that Buyer is in compliance with its obligations to make payments to Seller under this subsection (c) and subsection (d).

               (d) If the Gross Crop Revenues paid to Seller are not adequate to pay the balance owing under the Investment (other than default charges as set forth above) by September 1, 1996, then Buyer shall pay such remaining balance on September 1, 1996.

          2.6  Investment Guaranty.  Buyer shall guarantee the portion of the
               -------------------
Operating Line relating to the Investment by executing a guaranty relating thereto in a form reasonably satisfactory to Buyer, Seller and such lender under the Operating Line.

          2.7  Prudential Loan Assumption.  Subject to Prudential's consent
               --------------------------
(which Seller and Buyer will use reasonable efforts to obtain prior to the Closing), Buyer may (at its option and at its sole expense) assume, and agree to pay in accordance with its terms, a portion of the Prudential Loan and related Prudential Loan Documents; provided, that, following such assumption, neither

Seller nor any of its Affiliates shall have any continuing obligation or encumbrance on any of their assets with respect to the Prudential Loan. If the Buyer so assumes a Portion of the Prudential Loan and related Prudential Loan Documents, then (i) the original principal amount of the Buyer Notes stated in
Section 2.3(a)(ii)($10,000,000), beginning with the first Buyer Note, shall be reduced by the amount so assumed (whether for outstanding principal or accrued interest), and (ii) Seller shall execute a Subordination Agreement (Owned Properties) as provided in Section 2.4. Buyer shall pay any fees or expenses imposed by Prudential, and any documentary or excise taxes payable in connection with any such assumption. Seller shall not be liable to pay any fees or expenses in connection with such assumption.

          2.8  Allocation of Consideration. The Buyer and Seller agree that in
               ---------------------------
order to comply with financial reporting and tax accounting requirements, it is necessary for them to allocate among the Assets both the amount and the types of consideration paid or assumed by Buyer pursuant to this Agreement including the Closing Date Cash payment, the Buyer Notes, the Earn-Out payment and Assumed Liabilities. The Allocation of the Purchase Price is as set forth in
Schedule 2.8 hereto (which the parties acknowledge is an allocation based on the
------------
fair market value of the Assets determined by arm's length negotiations). Seller and Buyer jointly shall complete and separately file Form 8594 with their respective federal income tax returns for the tax year in which the Closing Date occurs in accordance with such allocation. The parties shall prepare their respective federal, state and local tax returns in a manner consistent with such Form 8594. Neither Seller nor Buyer shall, without the written consent of the other, take a position (i) on any tax return, (ii) before any Governmental Body charged with the collection of any such tax, or (iii) in any judicial proceeding, that is in any manner inconsistent with the terms of such allocation.

          2.9  Farmland Leases.  At the Closing, the Seller shall cause the
               ---------------
Farmland Lease Agreement to be executed and delivered to the Buyer, and Buyer shall execute and deliver the Farmland Lease Agreement.

          2.10 Closing.  The closing of the transactions contemplated herein
               -------
(the "Closing") shall take place at the offices of Buyer's counsel, Karp & Genauer, P.A., 2 Alhambra Plaza, Suite 1202, Coral Gables, Florida 33134, at 10:00 a.m., local time, on January 31, 1996 (the "Closing Date"), unless another date, time or place is agreed to by the parties hereto, but in no event shall the Closing Date be later than the date described in Section 8.15(iv) hereof.

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE SELLER.

          The Seller represents and warrants to Buyer as follows:

          3.1  Corporate Status and Power.  Each Seller who will be a party to
               --------------------------
any Transaction document (i) is duly organized, validly existing and in the case of corporations and limited partnerships, in good standing, under the laws of its respective jurisdiction or organization, and (ii) has all requisite corporate or other appropriate authorization to conduct its business as it is being conducted on the date of this Agreement. Each Seller and each of their Affiliates who will be parties to any Transaction Document is qualified to do business in all jurisdictions in which such qualification is necessary with respect to the operation of the Business. Each Seller and each of their Affiliates who will be parties to any Transaction Documents has all requisite power and authority, corporate or otherwise, (i) to enter into each Transaction Document to which it will be a party and (ii) subject to obtaining all Requisite Approvals, to carry out its obligations under each Transaction Document to which it will be a party and to consummate the transactions contemplated thereby. A true and correct copy of the organization documents of each Seller and each of their Affiliates who will be party to any Transaction Document, as presently in effect, have been provided to or made available to Buyer.


          3.2  Authorization: No Conflicts: Consents.
               -------------------------------------
               (a) This Agreement has been, and at the Closing all Transaction Documents and other documents which are contemplated by this Agreement to be executed by any Seller or any of their Affiliates in connection with the transactions contemplated by this Agreement will have been, duly executed and delivered on behalf of each Seller and each such Affiliate. Each Seller and each of their Affiliates who will be parties to any Transaction Documents have received all necessary authorization, corporate or otherwise, to execute, deliver and perform this Agreement and each Transaction Document to which they are or will be a party. This Agreement and each Transaction Document to which it is or will be a party is, or upon execution and delivery will be, a legal, valid and binding obligation of each Seller and each of their Affiliates who is or will be a party thereto, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally, and general equitable principles.

               (b)  Except as set forth in Schedule 3.2 to this Agreement, the
                                           ------------
execution, delivery, and performance of this Agreement and each Transaction Document and the consummation of the transactions contemplated hereby and thereby will not conflict with, or result in any violation of or default under, any provision of the articles or certificate of incorporation, bylaws or other organizational or governing instruments of any Seller, or the articles or certificate of incorporation, bylaws or other organizational or governing instruments of any Affiliates of any Seller who will be a party to any Transaction Document, or any agreement or other arrangement described in
Schedule 3.10, or, subject to obtaining Requisite Approvals, of any Permit,
-------------
judgment, order, decree, statute, law, ordinance, rule or regulation applicable to a Seller or such

Affiliate or any of their respective properties, other than any such conflict, violation, default or loss that does not have a Material Adverse Effect.

               (c)  Except as set forth in Schedule 3.2, there are no Requisite
                                           ------------
Approvals required on the part of any Seller or any Affiliate who will be a party to any Transaction Document in connection with the execution and delivery of this Agreement or any Transaction Document or the consummation of the transactions contemplated hereby or thereby, except those as to which the failure to obtain would not have a Material Adverse Effect.

          3.3  Financial Statements; Changes in Condition.
               ------------------------------------------

               (a)  Attached as composite Schedule 3.3(a) to this Agreement are
                                          ---------------
true, correct and complete copies of the 1995 Financial Statements and the Interim Financial Statements. Except as noted herein or therein, the Financial Statements were prepared in conformity with GAAP and present fairly, in all material respects (subject, in the case of the Interim Financial Statements, to normal, recurring year-end audit adjustments), the financial condition of the Business as of the dates thereof and the results of operations and cash flows of the Business for the periods indicated therein.

               (b)  Except as set forth in Schedule 3.3(b) to this Agreement,
                                           ---------------
there have been no changes in the financial condition of the Business since the date of the Current Seller Balance Sheet, which would, in the aggregate, have a Material Adverse Effect other than due to market conditions and pricing in the fresh produce industry, agricultural conditions in Southwest Florida, including weather and disease, and economic conditions generally. Since the date of the Current Seller Balance Sheet, the Seller has except as disclosed in
Schedule 3.3(b), (i) other than in connection with the transactions contemplated
---------------
herein, carried on and operated the Business in the usual, regular and Ordinary Course, and (ii) not (A) except for sales of inventory in the Ordinary Course, sold or disposed of any assets of the Seller having a fair market value in excess of $50,000 for any transaction (or $100,000 for any series of transactions); (B) incurred any indebtedness for borrowed money (except for continuing borrowings and repayments of indebtedness under existing or amended credit facilities identified in the Financial Statements); in any case, in connection with the Business; (C) engaged in any "prohibited transaction" (as such term is defined in section 406 of ERISA and Section 4975(c) of the Code), or incurred any "accumulated funding deficiency" (as such term is defined in section 302 of ERISA), whether or not waived, or terminated any Plan in a manner that could result in the imposition of a lien on any property of the Seller pursuant to Section 4068 of ERISA, or (D) to the Seller's knowledge, done any act or omitted to do any act, or permitted any act or omission to act, which caused or will cause a material breach of any of the Prudential Loan documents, Leases, Contracts, Growers' Contracts or Intellectual Property Licenses listed or described in any Schedule to this Agreement.

          3.4  Ownership of Property; Completeness of Assets.  The Seller has
               ---------------------------------------------
good and marketable title to all of the Assets (except for the Owned Properties which are addressed in Section 3.15(b)), subject to no Encumbrances other than Permitted Encumbrances and (i) those items that secure liabilities that are reflected in the Current Seller Balance Sheet or the notes thereto, (ii) those Encumbrances described in Schedule 3.4 to this Agreement or
                                              ------------
in any other Schedule hereto, (ii) liens for taxes not yet due and payable, and
(iv) worker's, carrier's and materialman's liens and other liens incurred in the Ordinary Course, including rights of set-off accruing to banking institutions at which the Seller deposits funds. The Seller has the right under valid and existing Leases to occupy, use, possess and control all Initial Leased Properties as now occupied, used, possessed and controlled by the Seller, subject in each case to the applicable terms and conditions of the Leases. The Assets being transferred to the Buyer include all assets (i) used directly by the Seller as of the Closing Date in the operation of the Business (except that, with respect to real property, only the Owned Properties are being transferred) and (ii) necessary for the operation of the Business as conducted in the year ended June 30, 1995, as shown in the Financial Statements, and as conducted just prior to the Closing (except for the Excluded Assets and except that, with respect to real property, only the Owned Properties are being transferred).

          3.5  Leases and Growers' Contracts.  All of the Leases and Growers'
               -----------------------------
Contracts to which the Seller is a party and which are currently in effect are listed in Schedule 3.5 to this Agreement. Schedule 3.5 also sets forth the Other
          ------------                    ------------
Facilities with respect to which the Seller has provided financing since
January 1, 1995. To the Seller's knowledge, each such Lease or Growers' Contract is in full force and effect. True, complete and correct copies of all of such written Leases and Growers' Contracts have been made available to Buyer for inspection and copying. Except as reflected in Schedule 3.5 or such documents,
                                               ------------
there have been no material amendments or modifications to any of such Leases or Growers' Contracts. Neither the Seller, nor to the best of the Seller's knowledge, any other party of such Leases or Growers' Contracts, is in breach of or in default under (nor has any event occurred which with the passage of time, giving of notice or both would constitute a breach or default under) in each case in any material respect, any such Lease or Growers' Contract, except as noted in Schedule 3.5. Seller has not received any written notice from, or given
         ------------
any written notice to, any party under any Lease or Growers' Contract regarding an intention to terminate any Lease or Growers' Contract or a material default under any Lease or Growers' Contract, which default has not been cured. Except as noted in Schedule 3.5, none of the leasehold interests of the Seller as
            ------------
tenant, in any of the Initial Leased Properties are mortgaged by the Seller.

          3.6  Insurance.  Schedule 3.6 to this Agreement contains a list of all
               ---------   ------------
insurance policies covering the Seller and its assets, insofar as they relate to the business. Each such policy is in full force and effect on the date hereof.

          3.7  Intellectual Property and Trademarks.  Schedule 3.7 to this
               ------------------------------------   ------------
Agreement contains a true, correct and complete list of all Intellectual Property and similar assets (except know-how), and a complete list of all Trademarks, used by the Seller in connection with the Business. Except as set forth on Schedule 3.7, the Seller is not a licensor in respect of any
         ------------
Intellectual Property or Trademark used in the Business. The Seller has not received any written notice that any item listed in Schedule 3.7 infringes upon
                                                    ------------
or otherwise violates the rights of others, which infringement or violation has not been cured. Except as set forth in Schedule 3.7, the Seller has full right,
                                       ------------
title and interest in and to the Intellectual Property and the Trademarks shown as owned by it on such Schedule. Except as set forth on Schedule 3.7, the Seller
                                                        ------------
is not making any royalty or other
payments with respect to such Intellectual Property and Trademarks, and, to the Seller's knowledge, no person has a right to any such payments.

          3.8  Taxes.  With respect to taxes which are included in the
               -----
Investment or constitute a part of Assumed Liabilities, (i) Seller is not delinquent in the payment of any tax, assessment or governmental charge that has become due or, to the extent not due, has failed to accrue on its books adequate reserves in accordance with GAAP for the payment thereof, (ii) no deficiency in any tax assessment or governmental charge has been assessed or, to the knowledge of the Seller, proposed or asserted against the Seller that has not been settled and paid or adequately reserved for in accordance with GAAP, (iii) no tax authority is presently in the process of auditing, examining or investigating Seller or has indicated or given notice that it intends to audit, examine or investigate Seller, (iv) Seller is not involved in any action or proceeding (administrative or court) relating to any liability for taxes, and/or (v) there are outstanding waivers or comparable consents regarding the application or extension of any statute of limitations with respect to any taxes or returns of Seller.

          3.9  [Intentionally omitted.]

          3.10 Contract.  Schedule 3.10 of this Agreement is a true, correct and
               ---------  -------------
complete list of all material oral and written contracts, agreements and understandings relating to the Business or the Assets (the "Contracts"). Except as set forth in Schedule 3.10 of this Agreement, with respect to the Business,
                -------------
the Seller is not a party to or bound by any material written or oral (i) employment agreement, or arrangement related to continued employment (including, without limitation, any collective bargaining contract or union agreement) or consulting agreement or other contract for personal services that may not be terminated within thirty (30) days without penalty, other than Ordinary Course severance and employee benefit arrangements (or any augmentation or acceleration of benefits), (ii) real property lease or license, or personal property lease or license requiring annual payments by the Seller in excess of $50,000 individually (or $100,000 in the aggregate), (iii) agreement or commitment for future capital expenditures in excess of $50,000 for any one project or set of related projects (or $100,000 for any group of unrelated projects), (iv) agreement, arrangement or commitment with third parties with respect to participation in any results of the Business by a Person other than the Seller or an Affiliate, including any supplier or customer and including any management agreement; or (vi) agreement, arrangement or commitment which involves the expenditure of more than $50,000 individually (or $100,000 in the aggregate), other than agreements relating to the purchase, sale, cooling, or brokering of produce items or nursery transplants in the Ordinary Course. The Seller has furnished to or made available to the Buyer a true, correct and complete (A) summary of all material provisions of Contracts that are not reduced to written documents, and (B) copies of all written Contracts, including all material amendments. Except as set forth in Schedule 3.10, the Seller is not, and, to the
                                   -------------
best of the Seller's knowledge, no other party to any Contract is, in default under any Contract, nor, to the Seller's knowledge, has any event occurred which, but for the giving of notice or the passage of time or both, would constitute a breach or default of any Contract, which in each case and in the aggregate, would have a Material Adverse Effect.

          3.11 Employee Benefit Plans.
               ----------------------

               (a) Schedule 3.11 lists all pension, retirement, profit-sharing, thrift-savings, deferred compensation, incentive compensation, stock bonus, stock option, stock appreciation right, executive compensation, expense reimbursement, employee stock ownership, group insurance, severance pay, retirement, and other employee benefit plans, agreements, arrangements, or practices of any kind, and any arrangement which represents any combination of the foregoing or any other bonus or fringe benefit plans, programs, agreements, arrangements or practices, in each case whether written or oral, whether or not covered by ERISA, maintained or sponsored by the Seller for any its directors, officers, executives, managers, employees, or consultants employed or engaged with respect to the Business and relating to the operation of the Business.
Schedule 3.11 also sets forth the rates of pay of each Employee and the fringe
-------------
benefits, including any Seller-owned or leased vehicles, club memberships and similar arrangements, maintained or sponsored by the Seller. The Seller has made available to Buyer a copy of each written Plan described in Schedule 3.11.
                                                                 -------------
Except as set forth in Schedule 3.11, Seller has not made any oral commitment to
                       -------------
any Employee that is not set forth in the terms of any employment agreement disclosed in a Schedule to this Agreement and that entitles such Employee to any severance benefit in the event of termination during the Applicable Period other than severance benefits payable in the Ordinary Course.

               (b)  Except as described in Schedule 3.11, the Seller does not
                                           -------------
maintain or contribute to, nor is Seller obligated to contribute to, nor is Seller a sponsor of or a plan administrator (as defined in ERISA) with respect to, any employee benefit plan (as defined in Section 3(3) of ERISA) (referred to as a "Plan"). Each Plan complies in all material respects and is operated in compliance in all material respects with the applicable provisions of ERISA and the Code. The Seller has not maintained or contributed to any multi-employer plan as such term is defined under ERISA.

          3.12 Litigation.  There are no suits, actions, written (or to the
               ----------
knowledge of the Seller, oral) claims, or proceedings pending, or, to the knowledge of the Seller, threatened, against or affecting the Seller or the Assets as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, either individually or in the aggregate, have a Material Adverse Effect and there is no judgement, decree, injunction, rule or order of any Governmental Body or arbitrator outstanding or unsatisfied against the Seller or the Assets.

          3.13 Conformance with Laws: Environmental Matters.
               --------------------------------------------

               (a)  Except as set forth in Schedule 3.13, with respect to the
                                           -------------
Facilities:

                    (i) To the knowledge of the Seller, the operations, practices, policies and procedures of the Seller with respect to the Facilities have been conducted in compliance, in all material respects, with, and have not given rise to any known Damages under, any applicable Requirement of Law, including any Environmental Laws, which have not been settled or resolved. Any settlements or resolutions of such Damages which require ongoing obligations, including, but not limited to, reporting, monitoring and payments, shall be listed on Schedule 3. 13.
                         --------------

                    (ii) To the knowledge of Seller, there are no outstanding
               notices of violations or consent orders under any applicable Environmental Law to which the Facilities are subject.

                   (iii) The Seller has not filed with or made any notification to any Governmental Body nor has Seller received any notification from any Governmental Body or any other Person respecting any condition which has resulted in, or may reasonably result in, an Environmental Liability. There has not been, to the knowledge of Seller, any incident or condition with respect to a Facility resulting in or which may reasonably result in an Environmental Liability. Such incidents or conditions include, but are not limited to: (A) any burying, dumping, leaking, tank failure, spillage, evaporation, underground injection, or disposal of any Hazardous Materials, (B) any unpermitted discharge, emission or release of any Hazardous Materials, (C) any soil, surface water or groundwater contamination, or (D) any unpermitted dumping or disposal of Nonhazardous Solid Waste related to the Facilities. To the knowledge of Seller, the Facilities and the Business conducted on the Facilities do not contain, generate, handle, treat, store or dispose of any Hazardous Materials other than those used in the Ordinary Course of the Business in compliance with Environmental Permits and Environmental Laws. Seller has previously delivered to Buyer a true, correct and complete list in all material respects of all Hazardous Materials generated, used or handled at the Facilities.

                    (iv) To the knowledge of Seller, Seller does not own or possess or control any PCBs or PCB-contaminated fluids or PCB-contaminated or PCB-containing equipment nor, to the knowledge of Seller, does any Facility contain in or on its premises any waste, scrap, raw material, work-in-progress, inventory, product, residue or other material or substance containing PCBs. Schedule
                                                                       --------
               3.13 sets forth with respect to the Facilities all locations at
               ----
               which PCBs or any substance containing PCBs have, to the knowledge of Seller, at any time during the last five (5) years been located on the Facilities or used or stored by the Seller, whether as a raw material, process ingredient, hydraulic fluid or otherwise. To the knowledge of Seller, Seller does not own, possess or control, directly or indirectly, any asbestos or asbestos-containing material, nor, to the knowledge of Seller, does any Facility contain in or on its premises any waste, scrap, raw material, work-in-progress, inventory, product, residue or other material containing asbestos. Schedule 3.13 sets forth with
                                                   -------------
               respect to the Facilities all locations at which asbestos or any material containing asbestos has been located on the Facilities or used or stored, to the knowledge of Seller, during the last five (5) years by the Seller. Schedule 3.13 sets forth, with
                                             -------------
               respect to the Facilities, all
               locations where, to the knowledge of Seller, lead-based paints were applied to building components.

                    (v) The Seller has all Environmental Permits necessary to conduct the Business. All such Environmental Permits are listed on Schedule 3.13 and, except as set forth thereon, are currently
                  -------------
               valid and in full force and effect. To the knowledge of Seller, there are no material violations or breaches of, or material exceptions to any of the Environmental Permits or the terms and conditions pursuant to which it was issued which may reasonably result in any Environmental Liability. The Seller has made available to Buyer or representatives of Buyer who have requested same in writing copies of all periodic monitoring reports and records maintained or filed by the Seller since January 1, 1991, in compliance with the requirements of the Environmental Permits. Except as set forth in any Schedule to this Agreement, the consummation of the transactions contemplated by this Agreement will not require Buyer to provide notice or obtain governmental approval to enable the Seller to transfer the Environmental Permits to Buyer.

                    (vi) The Seller has provided or made available to Buyer or its consultant or other representatives, true, correct and complete material information in its possession pertaining to the matters set forth in this Section 3.13, including copies of all documents pertaining to all environmental audits or assessments prepared by or for the Seller with respect to any Facility and all Environmental Reports in its possession or control which describe any condition which may reasonably result in any Environmental Liability with respect to any Facility.

               (b)  Except as set forth in Schedule 3.13, with respect to the
                                           -------------
Initial Leased Properties:

                    (i)   To the knowledge of Seller, there are no known
               Damages under any applicable Requirement of Law, including any Environmental Laws, which have not been settled or resolved. Any settlements or resolutions of such Damages which require ongoing obligations, including, but not limited to, reporting, monitoring and payments, shall be listed on Schedule 3.13.
                                                -------------

                    (ii) To the knowledge of Seller, there are no outstanding notices of violations or consent orders under any applicable Environmental Law to which the Initial Leased Properties are subject.

                    (iii) The Seller has not filed with or made any notification to any Governmental Body nor has Seller received any notification from any Governmental Body or any other Person respecting any condition which has resulted in, or may reasonably result in, an Environmental Liability. There has not been, to the knowledge of the acting Environmental Manager of Collier Enterprises, based upon his general familiarity with the Business but without conducting an environmental audit, any incident or condition with respect to the Initial Leased Properties resulting in or which may reasonably result in an Environmental Liability.

               (c) With respect to the Business, to the knowledge of the acting Environmental Manager of Collier Enterprises, based upon his general familiarity with the Business but without conducting an environmental audit, the off-site disposal of Hazardous Materials has been conducted in material compliance with applicable Requirements of Law, including Environmental Laws.

          3.14 Subsidiaries. Seller has no majority-owned subsidiaries engaged
               ------------
primarily in the farming or marketing of tomatoes, potatoes or peppers or the production of vegetable transplants.

          3.15 Facilities.
               ----------

               (a) Schedule 1.1(e) to this Agreement contains a list of all
                   ---------------
Facilities used in connection with the Business.

               (b) With respect to the Owned Properties (including fixtures attached thereto), title to each of such Owned Properties (other than the mineral rights relating to the Owned Properties) is held in the name of Seller, free and clear of all Encumbrances, liens, adverse claims and other matters affecting the relevant Seller's title to or possession of such Owned Property, including, but not limited to, all encroachments, boundary disputes, covenants, restrictions, easements, rights of way, mortgages, security interests, leases, encumbrances and title objections, excepting only such easements, restrictions, covenants and other matters of record or disclosed in the Schedules to this Agreement, or, to the extent not of record, which will not interfere with or impair Buyer's intended use of such Owned Property in substantially the same manner as in the conduct of the Business prior to the Closing.

               (c) All of the buildings, fixtures and other improvements (i) located on the Facilities; or (ii) which are being acquired by Buyer pursuant to this Agreement and which are located on land to be leased pursuant to the Farmland Lease Agreement, are in good operating condition, subject to ordinary wear and tear.

               (d) Except as disclosed on Schedule 3.15(d) to this Agreement,
                                          ----------------
the Seller has not received any written notice relating to (i) any pending or threatened condemnation or eminent domain proceeding with regard to all or part of the Facilities; (ii) the imposition of any special taxes or assessments, or payments in lieu thereof, against the Facilities; (iii) the continuing curtailment of any utility services supplied to the Facilities; (iv) any planned public improvement which will result in any material charge being levied or assessed against, or will result in the creation of any material lien or encumbrance upon, any of the Facilities; or (v) any violation of any material restrictive covenant or condition or other title encumbrance affecting any of the Facilities.

               (e) To the knowledge of Seller, no Facility is in violation of, and each Facility and the operation thereof is in compliance with, all comprehensive plan, zoning, subdivision and all other applicable land use laws, regulations or ordinances which violation would have a Material Adverse Effect.

               (f) None of the Facilities is located within a flood hazard zone, as described in the Flood Disaster Protection Act of 1973, as amended, and the National Flood Insurance Act of 1968, as amended, or if any such property is so located and has buildings located thereon, then to the Seller's knowledge proper federal insurance has been obtained in the maximum amount permitted respecting such risk and is in full force and effect.

          3.16 Labor. To the knowledge of the Seller, the Seller has complied
               -----
and is complying with the requirements of the Immigration Reform and Control Act of 1986 and the rules and regulations thereunder and as amended, the non-compliance with which would have a Material Adverse Effect. Except as described on Schedule 3.16, there is no labor controversy pending, or to the
             -------------
knowledge of the Seller, threatened against the Seller, which could have a Material Adverse Effect. Except as disclosed in Schedule 3.16, the Seller has no union or collective bargaining agreements, no collective bargaining agent has been certified as a representative of any Employee and no representation campaign or election is now in progress with respect to any Employees.

          3.17 Accounts Receivable. All accounts receivable of the Seller which
               -------------------
constitute part of the Assets, whether reflected in the Current Seller Balance Sheet or otherwise, represent services actually rendered or sales actually made in the Ordinary Course, are in all respects genuine and valid, and except as disclosed in Schedule 3.17 (as such may be updated through the Closing) or
             -------------
except as reserved against in the Current Seller Balance Sheet (as such may be updated through the Closing), are not known by the Seller to be subject to any defense or offset or to be otherwise uncollectible.

          3.18 Transactions With Affiliates. All transactions between Seller and
               ----------------------------
any of its Affiliates which relate to any Asset, Assumed Liability or the Investment are or were bona fide, arm's length, fair market value transactions.
                       ---- ----

          3.19 Tangible Personal Property Other Than Inventory. Schedules 1.1(a)
               -----------------------------------------------------------------
and 3.10 set forth a list and description of (i) all tangible property (other
--------
than inventory) owned by Seller and used in the Business, and having a book value in excess of $2,500, (ii) a list of computer software and programs (excluding personal computer software generally available to the public), computer operating systems and applications used primarily in the Business, and
(iii) a list of the owners of, and copies of any agreements relating to the use of, each such item of tangible personal property not owned by Seller and the circumstances under which such property is used and what consents and authorizations are necessary for such property to continue to be used by Buyer.

    3.20  Prudential Loan.  Seller had delivered or made available to Buyer
          ---------------
true, correct and complete copies of the Prudential Loan Documents. The Prudential Loan Documents are all of the documents between Seller and Prudential relating to the Prudential Loan. To the knowledge of Seller, there exists no default or event of default or state of facts which, with the giving of notice, or the passing of time, or both, would constitute such a default or event of default under any of the foregoing.

    3.21  All Required Consents Disclosed; One is Sufficient.
          --------------------------------------------------

          (a)  To Seller's knowledge, the consents and approvals identified on
Schedule 3.2 constitute all of the Requisite Approvals on the part of the Seller
------------
necessary or appropriate to (i) the consummation of the transactions contemplated by this Agreement; or (ii) the Seller's execution, delivery and performance of this Agreement, except in either case for consents or approvals previously obtained by the Seller, and for those as to which the failure to obtain would not have a Material Adverse Effect.

          (b) If any agreement, instrument or other information would otherwise be required to be disclosed on more than one of the Schedules to this Agreement, a single reference to such agreement, instrument or other information in a Schedule hereto with an appropriate cross-reference to other relevant Schedule(s) shall be sufficient for purposes of this Agreement.

    3.22  Accuracy of Information.   The information concerning Seller set
          -----------------------
forth in this Agreement, the Schedules hereto and any document to be delivered by Seller at the Closing to Buyer pursuant hereto, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to Buyer pursuant hereto were or will be true, correct and complete copies of such documents.

    3.23  Free to Deal. Seller is free to deal with Buyer and to sell the
          ------------
Assets and Business from Buyer. Except with respect to Requisite Approvals, the consummation of the transactions contemplated by this Agreement does not breach or violate any agreements or understandings of Seller with any other parties with respect to the sale and purchase of the Business.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BUYER.

          Buyer represents to the Seller as follows:

          4.1 Status and Power. Buyer is a limited partnership and (i) is duly
              ----------------
formed, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite authorization to conduct its business as it is being conducted on the date of this Agreement, and (iii) is qualified to do business in all jurisdictions in which such qualification is necessary. Buyer has all requisite power and authority to enter into, or cause its relevant Affiliates to enter into, this Agreement and the Transaction Documents to which it or they are or will be a party and, subject to obtaining all Requisite Approvals set forth in Schedule 4.2, to carry out its obligations under this
                       ------------
Agreement and each Transaction Document to which it is or will be a party and to consummate the transactions contemplated hereby and thereby.

          4.2  Authorization: No Conflicts: Consents.
               -------------------------------------

               (a)  Subject to obtaining the Requisite Approvals set forth in
Schedule 4.2, this Agreement has been, and at the Closing the Buyer Notes, the
------------
Security Instruments and the other Transaction Documents to be executed by Buyer as contemplated hereby will have been, duly executed and delivered on behalf of Buyer and its relevant Affiliates. Subject to obtaining the Requisite Approvals set forth in Schedule 4.2, Buyer, or its Affiliate, as the case may be, has
             ------------
received all necessary authorization to execute, deliver and perform this Agreement and each Transaction Document to which it is or will be a party and each such agreement is, or upon its execution and delivery will be, a legal, valid and binding obligation of Buyer, or its Affiliate, as the case may be, enforceable against it in accordance with its terms except as enforcement thereof may be limited by bankruptcy, reorganization, insolvency and similar laws affecting creditors rights generally, and general equitable principles.

               (b)  Except as set forth in Schedule 4.2 to this Agreement, the
                                           ------------
execution, delivery, and performance of this Agreement and each Transaction Document to which Buyer or its Affiliate is or will be a party and the consummation of the transactions contemplated hereby and thereby will not conflict with, or result in any violation of or default under, any provision of the partnership agreement or other organizational or governing instrument of Buyer or such Affiliate, or any agreement or other arrangement to which Buyer or such Affiliate is subject or may be bound, or, subject to obtaining Requisite Approvals in Schedule 4.2, of any permit, concession, grant, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or such Affiliate or their respective properties, other than any such conflict, violation, default or loss that has been waived by the Seller in writing prior to Closing, or does not have a material adverse effect upon Buyer. No Requisite Approval is required on the part of Buyer or its relevant Affiliate in connection with the execution and delivery of this Agreement or any Transaction Document by Buyer or such Affiliate, or the consummation of the transactions contemplated hereby or thereby, except for those set forth on Schedule 4.2 of
                                       ------------
the Agreement.

          4.3  Accuracy of Information.  The information concerning Buyer set
               -----------------------
forth in this Agreement, the Schedules hereto and any document to be delivered by Buyer at the Closing to Seller pursuant hereto, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to Seller pursuant hereto were or will be true, correct and complete copies of such documents.

          4.4  Free to Deal.  Buyer is free to deal with Seller and to purchase
               ------------
the Assets and Business from Seller. Except with respect to Requisite Approvals, the consummation of the transactions contemplated by this Agreement does not breach or violate any agreements or understandings of Buyer with any other parties with respect to the purchase of the Business.

ARTICLE V. COVENANTS OF THE PARTIES.

     5.1  Actions prior to Closing.
          ------------------------

          (a)  Operations Pending Closing. Between the date of this
               --------------------------
Agreement and the Closing Date, the Seller shall continue to operate the Business in the Ordinary Course. Without the prior written consent of the Buyer, which consent shall not be unreasonably withheld or delayed, the Seller shall not do any of the following with respect to the Business during such period:

               (i) engage in any commercial practice that is not in the Ordinary Course including sales of product to any one customer in excess of such customer's needs for one season, adding or terminating a distributor, or modifying any material contract;

              (ii) sell, lease to others, license to others or otherwise dispose of any Assets, except for sales of produce inventory and use of nursery transplants in the Ordinary Course and replacement or retirement of machinery and equipment in the Ordinary Course;

             (iii) except as may be imposed by a Requirement of Law (which shall not qualify the Seller's representations or the Buyer's closing conditions contained herein), create or suffer to be created any Encumbrance or other exceptions to title upon the Assets, except for draws under the Operating Line in the Ordinary Course, and except that the financing for property which is presently secured may be refinanced; provided, however, that such refinancing shall be on no less favorable terms (other than changes in interest rates dictated by market conditions), shall not increase the amount of the debt and shall not increase the collateral therefor;

              (iv) enter into any agreement or commitment that materially restricts the Business from being carried on as it is currently being carried on;

               (v) incur any additional indebtedness for money borrowed, except (a) amounts secured by inventory and/or receivables under the Operating Line, (b) indebtedness incurred to acquire property, plant or equipment and secured by the acquired asset otherwise permitted hereby and (c) indebtedness to Affiliates.

              (vi) make any press release or other public disclosure which mentions, or directly or indirectly refers to, Buyer, Calgene or Monsanto, except as required by law and where approval by Buyer cannot be obtained in a timely manner.

          (b)  Preservation of Organization. Prior to the Closing, Seller shall
               ----------------------------
use its commercially reasonable efforts to preserve the Business and the 1995/1996 Crop, to keep available to Buyer the services of Seller's Employees (but without expenditure of funds out of the Ordinary Course), and to preserve for Buyer Seller's favorable business relationships with its suppliers, customers and others with whom business relationships exist.

          (c)  Other Transactions Prohibited. During the period from the date
               -----------------------------
of this Agreement to the Closing Date, Seller shall not, and shall not permit their representatives to, directly or indirectly, initiate, solicit, negotiate with, encourage discussions with, provide information to, or agree to a transaction with, any corporation, partnership, person or other entity or group concerning any sale of any of the Assets other than among the Seller entities (any such transaction being referred to herein as an "Acquisition Transaction"). Seller shall notify Buyer of any proposals relating to Acquisition Transactions.

          (d)  Change in Information. Each of Seller and Buyer will advise the
               ---------------------
other in writing immediately, but in any event prior to the Closing, of:

               (i) the occurrence of any event which renders any of the representations or warranties set forth herein materially inaccurate or the awareness of either Buyer or Seller that any representation or warranty set forth herein was not materially accurate when made; and

              (ii) the failure of any party hereto to comply with or accomplish in any material respect any of the covenants or agreements set forth herein.

          (e)  Financial Reports.  Seller shall provide to Buyer copies of all
               -----------------
operating and financial reports relating to the Business prepared by or for Seller from the date of the Current Balance Sheet and prior to the Closing Date as reasonably requested by Buyer.

          (f)  Access prior to Closing. Between the date hereof and the Closing
               -----------------------
Date (i) authorized representatives of Buyer, Monsanto and Calgene shall have reasonable access to all properties, books, records, Contracts and documents of Seller relating to the Business, (ii) Seller shall furnish to Buyer, Monsanto and Calgene all information with respect to the Business that Buyer, Monsanto and Calgene may reasonably request, and (iii) Buyer, Monsanto and Calgene shall have the right to discuss the Business of Seller with the Employees and Seller's counsel and independent accountants. Buyer, its agents or employees, shall have the right to enter upon the Owned Properties and the Leased Property prior to Closing to perform inspections. Buyer agrees to leave the Owned Properties and the Leased Property prior to Closing in the state approximating its present condition, to indemnify and hold Seller harmless from any and all damage to the Owned Properties and the Leased Property caused by Buyer, its agents or employees, and to indemnify and hold Seller harmless from and against any and all claims, losses, damages, injuries (including death), liabilities and causes of action, and all costs and expenses attributable thereto, including attorneys' fees (including such fees for pretrial, trial and appellate matters), resulting from or arising out of or in connection with Buyer's exercise of its rights under this Section. Buyer, Monsanto and Calgene shall bear all costs and expenses incurred by them with respect to their due diligence examinations.

          (g)  Confidentiality prior to Closing. The Confidentiality Agreement
               --------------------------------
shall survive the execution of this Agreement and remain fully enforceable until the Closing Date. On and after the Closing Date, the Confidentiality Agreement shall terminate, except with respect to information not directly related to the Business.

          (h)  HSR. If required by applicable law, each party agrees to
               ----
cooperate in, and use its reasonable efforts to complete, any necessary filings under the HSR Act, and any other necessary governmental filings, in respect of the transactions contemplated hereby.

     5.2  Actions at the Closing.
          ----------------------

          (a)  Prorations.   All personal and real property taxes with respect
               ----------
to the Assets to be conveyed to Buyer pursuant hereto and any charges for rents, utilities, governmental fees and charges or other operating costs of the Business shall be prorated through July 1, 1995. If the 1995 tax year's bills are not issued before the Closing, then prorations for taxes shall be based on the immediately prior year's tax bills and adjusted post-Closing after the current tax year's tax bills are issued and received. The parties will execute a closing statement reflecting such prorations and adjustments. If any amount is due from either party to the other party as a result of any such proration, the resulting amount payable shall be paid immediately upon demand in a written notice containing reasonable evidence and calculation of such amount.

     5.3  Actions after the Closing.
          -------------------------

          (a)  Further Assurances.  From time to time after the Closing, Seller
               ------------------
(for no additional consideration, but otherwise at Buyer's expense) shall execute and deliver to Buyer such instruments of sale, transfer, conveyance, assignment, delivery, consents, assurances, powers of attorney and other similar instruments as may be reasonably requested by Buyer or its counsel in order to vest in Buyer all right, title and interest in and to the Assets, and each party shall execute and perform all documents or acts reasonably requested by another party in order to carry out the purposes and intent of this Agreement.

          (b)  Misdirected Funds. Each party shall on and after the Closing,
               -----------------
execute and deliver any documents and perform any acts as reasonably requested by the other to minimize the occurrence of Misdirected Funds, including but not limited to notices to account debtors and other third parties. Any Misdirected Funds shall be received in trust for the benefit of the party entitled to the same, and shall be promptly delivered to such party in the exact form received (except for endorsement of instruments in favor of such party). As of the Closing Date, Seller hereby authorizes Buyer to open any and all mail addressed to Seller and delivered to the Facilities or otherwise delivered to Buyer on or after the Closing Date. Seller hereby appoints Buyer its attorney-in-fact to endorse, cash and deposit any monies, checks or negotiable instruments received by Buyer after the Closing Date with respect to any accounts receivable transferred by Seller to Buyer as an Asset in connection with this Agreement and made payable or endorsed to Seller or its order, for Buyer's own account.

          (c)  Failure to obtain certain Consents.  Nothing contained in this
               ----------------------------------
Agreement shall be construed as an attempt to agree or an agreement to assign any Asset, including, without limitation, any Contract, agreement or license, which is in law non-assignable or which is non-assignable without the consent of another Person, unless such consent shall be given. The Seller shall use reasonable efforts to obtain all necessary consents of such Persons to the assignment of any such Assets. If the required consent of any Person to the assignment of any Asset cannot be obtained, or if any attempted assignment of any Asset would be ineffective or would adversely affect, as applicable, the Seller's rights thereunder so that Buyer would not in fact receive all such rights, the Seller, at Buyer's expense, shall cooperate in any arrangement Buyer may reasonably request to provide for Buyer the benefit of any such Asset, including enforcement for the benefit of Buyer of any and all of the Seller's rights against any other party thereto arising out of the breach or cancellation thereof by such party or otherwise.

          (d)  Access after Closing.  Each of the Seller and Buyer shall
               --------------------
maintain or cause to be maintained, at no cost to the other party, at its offices where such records may be kept in the ordinary course of its business, all such books and records which relate to the Assets, the Excluded Assets relating to the Business, the Assumed Liabilities and the Excluded Liabilities relating to the Business, and shall afford to each other and their respective accountants, counsel and other representatives, at the requesting party's expense, full and complete access, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of business, to such books and records.

          (e)  Buyer's Books and Records.  Buyer covenants that it will
               --------------------------
maintain complete and auditable separate books and records for the Combined Business during the Earn-Out Period as defined in Exhibit B hereto (except that
                                                  ---------
for the fiscal year ended June 30, 1996, Buyer shall maintain complete and auditable separate books and records for each of the Business and for the portion of the Combined Business conducted by Buyer as of the commencement of the Earn-Out Period, it being understood that Seller shall have maintained complete and auditable separate books and records for the Business from July 1, 1995 through the Closing Date), and permit the Seller and its authorized representatives access thereto, subject to the confidentiality provisions of this Agreement.

          (f)  Confidentiality after Closing. After the Closing, (i) all
               -----------------------------
information relating to the Assets, Business and Assumed Liabilities shall be the confidential information of Buyer and (ii) information disclosed in connection with the exercise of access or similar rights provided herein shall be the confidential information of the disclosing party. Each party will hold the confidential information of the other party in the strictest confidence, and will not without the consent of the other disclose another party's confidential information without the prior written consent of such party, except as required by law or in connection with the enforcement of its rights hereunder or under any of the Transaction Documents.

          (g)  Restriction on Use of "Collier Farms" Name.  Even though the
               ------------------------------------------
Trademarks which are included as part of the Assets do not include the trade name of "Collier Farms," Seller nonetheless agrees that, for a period of ten
(10) years following the Closing Date, Seller will not engage in a business which is competitive with the Business in the United States using the name of "Collier Farms" or any other name which includes the name "Collier."

     5.4  Title; Instruments of Conveyance and Assumption.
          -----------------------------------------------

          (a) Seller has heretofore delivered to Buyer copies of all title insurance policies or commitments (including copies of exceptions thereto), abstracts of title, updated surveys and related documents relating to each Owned Property in Seller's possession. Based thereupon, Buyer shall at its expense procure title insurance commitments committing to insure Buyer's title to the Owned Properties in the amount shown on the Allocation of Purchase Price attached hereto as Schedule 2.8 and made a part hereof (such commitments to
                   ------------
attach copies of all instruments constituting exceptions to title), without exceptions which do not materially adversely affect the use of the Owned Properties for the purposes for which they are being used in the Business. Upon receipt of such title commitments, Buyer shall provide a copy thereof to Seller. Buyer may object to such title commitments on or prior to January 31, 1996 on the basis that they materially adversely affect the use of the Owned Properties for the purpose for which they are being used in the Business ("Title Defects") whereupon Seller shall use reasonable efforts to cure any such objections to title within sixty (60) days from receipt of written notice from Buyer of such objections. If Buyer fails to so notify Seller within such twenty (20) day period, Buyer shall be deemed to have accepted title to the Owned Properties in their respective existing condition, provided that Seller shall in any event satisfy all requirements shown in Schedule B - Section 1 of such title insurance commitments (except as to the Prudential Loan, if assumed by Buyer in accordance with Section 2.7 hereof). Notwithstanding any provision contained in this Agreement to the contrary, expressed or implied, Seller's obligation to cure Title Defects which requires the payment of money to cure the same shall be limited to the payment of Two Hundred Thousand Dollars ($200,000) in the aggregate, provided that such limitation shall not apply to the satisfying of mortgages or liens. If any Title Defect is disclosed by Buyer to Seller and if Seller fails to correct such Title Defect within the sixty (60) day period, then Buyer shall have the option of (1) accepting the title as it then is, or (2) terminating this Agreement pursuant to Section 8.15(iv) hereof, provided that if all such Title Defects can be cured by the payment of money in an amount not to exceed Two Hundred Thousand Dollars ($200,000) in the aggregate (less amounts already expended by Seller to cure Title Defects), then the parties shall close the transactions contemplated hereby and Buyer shall receive (x) a credit against the Buyer's Notes, in the manner described in the last sentence of
Section 2.3(a)(ii), in an amount (but not to exceed $100,000) equal to one-half of the amount necessary to cure such Title Defects; and (y) a credit against the cash portion of the Purchase Price in an amount (but not to exceed $100,000) equal to one-half of the amount necessary to cure such Title Defects. In no event shall the total credit exceed $200,000 less amounts previously expended by Seller to cure Title Defects. Survey defects shall be treated as objections to title.

          (b) In addition to this Agreement, the Seller shall execute and deliver (in recordable form, when appropriate), any and all special warranty deeds (in the form attached as Exhibit O), instruments or other documents of
                               ---------
transfer, conveyance and assignment (in form reasonably satisfactory to the Seller and Buyer), and take such other action as Buyer may reasonably request, as may be necessary or advisable to effect or evidence the transfers of the Assets and the transactions contemplated hereby (including Seller's affidavit in the form attached hereto as Exhibit P), as and to the extent contemplated
                            ---------
hereby. In addition to this Agreement, Buyer shall execute and deliver (in recordable form, when appropriate), any and all instruments or other documents of assumption and acceptance (in form reasonably satisfactory to Seller and Buyer), and take such other action as the Seller may reasonably request, as may be necessary or advisable to effect or evidence the assumption of the Assumed Liabilities and the transactions contemplated hereby, as and to the extent contemplated hereby. Seller shall pay all documentary, sales, use and transfer taxes or fees imposed upon or incurred to procure the transfer of the Assets (including but not limited to documentary taxes on all deeds conveying the Owned Properties); provided, however, that Buyer shall pay one-half of such taxes or fees applicable to the transfer of all motor vehicles included in the Assets.

          (c) Buyer shall pay all documentary, intangible, and other taxes or fees imposed upon the execution or recordation of the Buyer Notes and the Security Instruments and all recordings fees for the recordation of the special warranty deed(s).

     5.5  Employees.  The Buyer shall have the right, but not the obligation, to
          ---------
offer employment, on terms and conditions to be set by the Buyer, to the Employees of the Seller (whether or not such Employees' employment has been theretofore terminated by Seller). No later than 10 days prior to the Closing, Buyer shall advise Seller which of Seller's Employees Buyer will hire from and after the Closing (it being understood that James A. Mercer shall be employed by Buyer pursuant to the Mercer Employment Agreement attached hereto as Exhibit K
                                                                     ---------
and, except for James A. Mercer, all of the Employees of Seller so hired by Buyer shall be employees at will). Except as otherwise provided in this Agreement, all such Employees so hired by Buyer shall be employed at such salaries and with such benefits as Buyer shall determine.

          (a) Except to the extent included in the Investment or the Assumed Liabilities, Seller shall remain liable and responsible for and pay all taxes, for all time periods prior to and including the Closing Date, relating to employee wages, salaries and benefits. Seller, to the extent required by law, regulations or interpretations, shall be liable and responsible for all obligations to give notice of and to provide health care continuation coverage for Employees, Former Employees and their respective dependents and qualified beneficiaries, in accordance with the requirements of COBRA (hereinafter referred to as "COBRA Coverage"), including, without limitation, all liabilities, taxes, sanctions, interest and penalties imposed upon, incurred by or assessed against Buyer or any affiliated corporation within a controlled group relationship with Buyer (as determined under Section 414 of the Code), and any of their employees, arising by reason of or relating to any failure to provide the COBRA Coverage, including, but not limited to, Buyer's failure to provide COBRA Coverage to Employees or Former Employees who are receiving COBRA Coverage under Seller's plans at the Closing Date. Buyer shall offer immediate participation without any waiting period requirement in Buyer's group health care plan to all salaried (but not hourly) Employees hired by Buyer.

          (b) Except to the extent included in the Investment or the Assumed Liabilities, Buyer expressly assumes no liabilities or obligations with respect to any of the ERISA Plans, whether or not described or listed on any Schedule attached hereto and whether or not such liabilities arise from the transactions contemplated herein, including, without limitation, (i) health care continuation liability under COBRA, and (ii) ERISA pension liability.

          (c) Buyer hereby agrees to credit under its sick leave and vacation policies the sick leave and vacation days accrued by Employees under the sick leave and vacation policies of the Seller or its Affiliates (or their predecessors) to the extent the same exceed the amount of sick leave and vacation to which the Employees are entitled under Buyer's policies relating to sick leave and vacation; provided, that Buyer shall not be obligated to credit any Employee for any unused vacation time for calendar years prior to 1996 in excess of 5 days carryover from calendar year 1995.

     5.6  Proxy Matters.   Each Seller acknowledges and agrees that it
          -------------
understands that, in connection with the transactions contemplated by a separate agreement, and specifically the pending transaction (the "Calgene Transaction") with Calgene, Inc. ("Calgene") an Affiliate of Buyer will be preparing and filing with the Securities and Exchange Commission (the "SEC") a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") and that Calgene will be preparing and filing with the SEC a proxy statement (the "Proxy Statement") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with Calgene's solicitation of approval of the Calgene Transaction by its stockholders. Each Seller further acknowledges and agrees that it understands that the Registration Statement and the Proxy Statement will contain information regarding the assets, liabilities, business and condition, financial and otherwise, of the Seller and the Business. The Seller hereby agrees, at Buyer's expense (except that preparation of the 1995 Financial Statements and information and documentation relating to compliance with HSR shall be at Seller's expense) to cooperate in all reasonable respects with Calgene, Buyer and Buyer's Affiliates in their preparation of the information concerning Seller and the Business for inclusion in the Registration Statement and Proxy Statement and to use reasonable best efforts to furnish, or cause to be furnished, such information concerning the Seller and the Business as Calgene, Buyer and Buyer's Affiliates may reasonably request in connection with their preparation and filing of the Registration Statement and the Proxy Statement. Buyer shall furnish to Seller a copy of the form of the Registration Statement and the Proxy Statement (and any amendment or supplement of either thereof) proposed to be filed with the SEC and provide Seller reasonable opportunity to review same reasonably in advance of any filing thereof with the SEC and shall be reasonably responsive to any comments or suggestions made by Seller regarding the information contained therein concerning the Seller and the Business and shall furnish Seller with a copy of the Registration Statement and the Proxy Statement (and any amendment or supplement of either thereof) as such is filed with the SEC.

     5.7  Seller's Representative.   Each Seller hereby irrevocably constitutes
          -----------------------
and appoints the Seller's Representative, with full power of substitution, as such Person's attorney-in-fact with full irrevocable power and authority in the place and stead of such Person and in the name of such Person or in the Seller's Representative's own name, from time to time in the Seller's Representative's reasonable discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which the Seller's Representative may reasonably deem necessary to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, each such Person hereby gives the Seller's Representative the power and right, on behalf of each such Person, to do the following:

          (i) agree with the Buyer as to the allocation of the Purchase Price and Assumed Liabilities;

         (ii)  agree with the Buyer as to the Closing Date;

        (iii) amend, change or modify the Agreement or any Transaction Document (to the extent such Person is a party thereto) before or after Closing;

         (iv) receive any notice to any such Person relating to this Agreement or any Transaction Document;

          (v) settle or otherwise deal with Buyer on any matter arising in connection with this Agreement or any Transaction Document.

     (a) Notwithstanding anything contained herein to the contrary, at Buyer's option, Buyer may (i) pay the Closing Date Cash Payment to the Seller's Representative, (ii) make the Buyer's Notes payable to the Seller's Representative and (iii) pay any other amount due by Buyer to Seller under this Agreement to the Seller's Representative (including, without limitation, Gross Crop Revenues and the Earn-Out Payment). The Seller's Representative shall be responsible for allocating and transferring any amounts so received from Buyer among the individual Sellers. Buyer's payment to the Seller's Representative of any such amount shall fully discharge Buyer's obligation to make any such payment to any Seller.

     (b) Each Seller hereby ratifies, to the extent permitted by applicable law, all that Seller's Representative lawfully does or causes to be done by virtue of this Section 5.7. The power of attorney granted pursuant to this
Section 5.7, being coupled with an interest, is irrevocable.

ARTICLE VI. CLOSING CONDITIONS, DOCUMENTS AND PROCEDURES.

     6.1  Conditions to Obligations of Buyer.  The obligations of Buyer to
          ----------------------------------
consummate the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

          (a)  Seller's Representations and Warranties True.  The
               --------------------------------------------
representations and warranties of Seller contained in this Agreement or in any other document delivered by Seller pursuant hereto shall have been true and correct in all material respects as of the date of this Agreement or when otherwise given and shall be true and correct in all material respects on the Closing Date with the same effect as if made on the Closing Date, and, at the Closing, Seller shall have delivered to Buyer certificates to such effect signed by the President of Seller's Representative.

          (b)  Seller's Performance of Covenants.  Each of the obligations of
               ---------------------------------
Seller to be performed by them on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the Closing Date, and, at the Closing, Seller shall have delivered to Buyer certificates to such effect signed by the President of Seller's Representative.

          (c)  Delivery of Closing Documents to Buyer.  At Closing, Buyer shall
               --------------------------------------
have received the following documents, each dated on or about the Closing Date and duly executed and delivered:

               (i) Copies, certified by the Secretary of Seller, of resolutions of the board of directors or other appropriate documents authorizing the execution, delivery and performance of this Agreement and all other agreements, documents and instruments relating hereto and the consummation of the transactions contemplated hereby;

              (ii) Marked title insurance commitments (to be provided by Buyer's title insurance agent), special warranty deeds, bills of sale and assignments, in form and substance to be reasonably agreed upon by Seller and Buyer, covering the items of real and personal tangible and intangible personal property included in the Assets and conveying the Owned Properties to Buyer as required by this Agreement;

             (iii)  Certificates of title to the motor vehicles identified on
          Schedule 6.1(c)(iii), duly endorsed, completed and acknowledged for
          -------------------
          transfer;

              (iv) The Mercer Employment Agreement duly signed by James Mercer in substantially the form attached hereto as Exhibit K hereto;
                                                       ---------

               (v) The Farmland Lease Agreement duly executed by Seller or the appropriate Affiliate of Seller;

              (vi) A good standing certificate, certificate of existence or certificate of valid qualification as a foreign corporation, as the case may be, from the State of Seller's incorporation or formation, to the extent available;

             (vii) Any necessary certificate of no tax due or similar certificate from any tax authority relating to the Assets or Business;

            (viii)  FIRPTA certificate;

              (ix) Incumbency Certificates of Seller's officers executing any documents or instruments delivered to Buyer hereunder;

               (x) The Certificate of Seller contemplated by Sections 6.1(a) and (b) hereof;

              (xi)  The Liabilities and Investment Certificate.

             (xii) Except as provided in Section 5.3(c), all consents set forth on Schedule 3.2 that are required in connection with the transactions
             ------------
          contemplated in this Agreement shall have been obtained in a manner reasonably acceptable to Buyer, except for consents which, if not obtained, would not (in the aggregate) have a Material Adverse Effect;

            (xiii) A legal opinion from Terry Flora, Director of Law and Administration and/or Seller's counsel, Steel Hector & Davis, in substantially the form of Exhibit M hereto; and
                                    ---------
             (xiv) Such further documents and instruments of sale, transfer, conveyance, assignment or delivery covering the Assets or any part thereof as Buyer may reasonably require to assure the full and effective sale, transfer, conveyance, assignment or delivery to it of all the Assets to be transferred to Buyer pursuant to this Agreement.

     6.2  Conditions to Obligations of Seller.   The obligations of Seller to
          -----------------------------------
consummate the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

          (a)  Buyer's Representations and Warranties True.  The representations
               -------------------------------------------
and warranties of Buyer contained in this Agreement or in any other document delivered by Buyer pursuant hereto shall have been true and correct in all material respects as of the date of this Agreement or when otherwise given and shall be true and correct in all material respects on the

Closing Date with the same effect as if made on the Closing Date, and, at the Closing, Buyer shall have delivered to Seller certificates to such effect signed by the President and Secretary of Buyer.

          (b)  Buyer's Performance of Covenants.  Each of the obligations of
               --------------------------------
Buyer to be performed by it on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the Closing Date, and, at the Closing, Buyer shall have delivered to Seller certificates to such effect signed by the President and Secretary of Buyer.

          (c)  Delivery of Closing Documents by Buyer.  At Closing, Seller shall
               --------------------------------------
have received the following documents, each dated the Closing Date:

               (i) Copies, certified by the Secretary of Buyer's general partner, of resolutions of the board of directors of Buyer's general partner authorizing the execution and delivery of this Agreement and all other agreements, documents or instruments relating hereto and the consummation of the transactions contemplated hereby;

              (ii) The Closing Date Cash Payment, Buyer Notes and the Security Instruments required to be delivered by Buyer at the Closing pursuant to Article II hereof, duly executed by the Buyer or its Affiliate as appropriate;

             (iii) The Mercer Employment Agreement and the Farmland Lease Agreement, each duly executed by Buyer; and

              (iv) a legal opinion from Buyer's counsel, Karp & Genauer, P.A., in substantially the form of Exhibit N hereto;
                                       ---------

               (v) the Notice of Future Advance Limitation substantially in the form attached hereto as Exhibit J; and
                                  ---------

              (vi) Such other Closing documents as Seller may reasonably request.

     6.3  Conditions to Obligations of all Parties.   The obligations of both
          ----------------------------------------
Buyer and Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to the Closing Date, of the following conditions:

          (a)  Compliance with Law.  There shall have been obtained all permits,
               -------------------
approvals, consents and authorizations of all governmental bodies or agencies reasonably necessary or appropriate so that consummation of the transactions contemplated by this Agreement will be in material compliance with applicable laws, and so that Buyer will be eligible to operate the Business.

          (b)  No Action or Proceeding.  No claim, action, suit, investigation
               -----------------------
or other proceeding brought by any Governmental Body or other third party shall be pending or threatened before any court or governmental agency which presents a substantial risk of restraining or prohibiting the transactions contemplated by this Agreement or the obtaining of material damages from either Buyer and Seller or other relief in connection therewith.

          (c)  HSR; etc.  If required by applicable law, the pre-transaction
               ---------
filing and waiting period requirements applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or shall have been terminated, and any necessary governmental approvals shall have been obtained, and there shall not be pending or threatened any governmental litigation or proceeding which restrains, prohibits or prevents or in the reasonable opinion of counsel presents a significant risk of restraining, prohibiting or preventing, or changing the terms of, or obtaining material damages in connection with, the transactions contemplated hereby.

          (d)  Exhibits.  If any Exhibit to be attached to this Agreement is not
               --------
attached hereto, it shall be a condition precedent to both parties' obligations to close this transaction that the same be executed and delivered at Closing in a form to be mutually agreed by the parties, but in any event consistent with the terms and provisions of the Letter of Intent between Buyer and Seller dated October 27, 1995 with respect to the transaction contemplated hereby.

ARTICLE VII.  INDEMNIFICATION.

     7.1  Seller's Indemnity.  Subject to the provisions of this Article VII,
          ------------------
the Seller shall indemnify and hold harmless Buyer and its shareholders, officers, directors, partners, employees and agents from and against any and all Damages suffered, sustained, incurred or required to be paid them as a result of or arising out of:

          (a) any and all liabilities and obligations (other than Environmental Liabilities which are addressed in subparagraph (d) below) of the Seller or otherwise relating to the Business of any nature whatsoever which arise out of or are based upon any matter or event which occurred on or prior to the Closing, except for Assumed Liabilities and the obligations of Buyer to pay Seller the Investment and without limiting the generality of the foregoing, any product liability or similar claim for injury to person or property, regardless of when made or asserted, which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by the Seller, or alleged to have been made by the Seller, or which is imposed or asserted to be imposed by operation of law, in connection with any service performed or product sold or leased by or on behalf of the Seller on or prior to the Closing, including without limitation any claim relating to any product delivered and any claim seeking recovery for incidental, special, consequential or punitive damages;

          (b) any inaccuracy or breach of any representation or warranty (except for the representations set forth in Section 3.13 hereof which is addressed in subsection (d) below), on the part of the Seller contained in this Agreement;

          (c) any breach of any covenant or agreement made by the Seller contained in this Agreement; or

          (d) any Environmental Liability suffered by Buyer with respect to the Owned Properties or Business arising out of or in connection with any condition or state or fact existing on or before the Closing Date. Such indemnification responsibility of Seller shall be applicable even if the Environmental Liability giving rise to Buyer's indemnification claim did not constitute a breach of the representation and warranty made by Seller pursuant to Section 3.13 of this Agreement.

     7.2  Buyer's Indemnity.  Subject to the provisions of this Article VII,
          -----------------
Buyer shall indemnify and hold harmless the Seller and their respective shareholders, officers, directors, partners, employees and agents from and against any and all Damages suffered, sustained, incurred or required to be paid directly or indirectly by them as a result of or arising out of:

          (a) any and all liabilities and obligations (other than Environmental Liabilities which are addressed in subparagraph (e) below) of the Buyer or otherwise relating to the Business of any nature whatsoever which arise out of or are based upon any matter or event which occurred after the Closing, including any and all Assumed Liabilities and without limiting the generality of the foregoing, any product liability or similar claim for injury to person or property, regardless of when made or asserted, which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by the Buyer, or alleged to have been made by the Buyer, or which is imposed or asserted to be imposed by operation of law, in connection with any service performed or product sold or leased by or on behalf of the Buyer after the Closing, including without limitation any claim relating to any product delivered and any claim seeking recovery for incidental, special, consequential or punitive damages; or

          (b) any inaccuracy or breach of any representation or warranty on the part of Buyer under this Agreement;

          (c) any breach of any covenant or agreement made by the Buyer contained in this Agreement;

          (d) Buyer, its agents or employees entering onto the Owned Properties or Leased Property prior to Closing for purposes of performing investigations with respect to the transactions contemplated hereby; or

          (e) any Environmental Liability suffered by Seller with respect to the Owned Properties or Business arising out of or in connection with any condition or state or fact arising after the Closing Date.

     7.3  Survival.  Notwithstanding anything to the contrary in this Agreement,
          --------
the indemnification liabilities and obligations of the Seller and the Buyer pursuant to this Article VII shall survive the Closing for a period of three (3) years, except that the indemnification liabilities and obligations of Seller and Buyer under Section 7.1(d) and Section 7.2(e), respectively, shall survive the Closing for a period of seven (7) years. The foregoing shall in no way limit Buyer's obligations with respect to the Earn-Out.

     7.4  Method of Asserting Claims.   All claims for indemnification by any
          --------------------------
Indemnified Party under this Article VII shall be asserted and resolved as follows:

          (a) If any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). The Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to any such claim or demand if the Indemnified Party fails to notify the Indemnifying Party thereof in accordance with the provisions of this Agreement in reasonably sufficient time so that the Indemnifying Party's ability to defend against the claim or demand is not materially prejudiced. The Indemnifying Party shall have sixty (60) days from the delivery of the Claim Notice (the "Notice Period") in accordance with the provisions of this Agreement to notify the Indemnified Party, (i) whether or not it disputes the liability of the Indemnifying Party to the

Indemnified Party hereunder with respect to such claim or demand, and (ii) notwithstanding any such dispute, whether or not it desires, at the sole cost and expense of the Indemnifying Party subject to reimbursement if finally determined not to be liable for indemnification, to defend the Indemnified Party against such claim or demand; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not materially prejudicial to the Indemnifying Party.

          (b) If the Indemnifying Party disputes its liability with respect to such claim or demand or the amount thereof (if such amount is set out in the Claim Notice) (whether or not such Indemnifying Party desires to defend the Indemnified Party against such claim or demand as provided in paragraphs (c) and
(d) below), such dispute shall be resolved in accordance with paragraph (f) hereof. Pending the resolution of any dispute by the Indemnifying Party of its liability with respect to any claim or demand, such claim or demand shall not be settled without the prior written consent of the Indemnifying Party.

          (c) If the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand then, except as hereinafter provided, the Indemnifying Party shall have the right to defend against such claim or demand by all appropriate proceedings, which proceedings shall be promptly settled or prosecuted by it to a final conclusion; provided, however, the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, consent to the entry of any judgment against the Indemnified Party or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Party of a release, in form and substance satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation. If the Indemnified Party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense; provided, however, that if in the reasonable judgment of the Indemnified Party there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such action, the fees and expenses of such counsel to the Indemnified Party shall be at the expense of the Indemnifying Party (unless the Indemnifying Party disputes its liability with respect to such claim or demand and such dispute is resolved in its favor). If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party elects to contest, or, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the claim and any third party cross complaint against any person.

          (d) (i) If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim or demand, or if the same be defended by the Indemnifying Party or by the Indemnified Party (but the Indemnified Party shall not have any obligation to defend any such claim or demand), then that portion thereof as to which such defense is unsuccessful, in each case shall be conclusively deemed to be a liability of the Indemnifying Party hereunder, unless the Indemnifying Party shall have disputed its liability to the Indemnified Party hereunder, as provided in paragraph (a) above, in which event such dispute shall be resolved in accordance with paragraph (f) hereof. No claim may be settled without the consent of the Indemnifying Party.

              (ii) In the event an Indemnified Party should have a claim against an Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall promptly send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party disputes its liability with respect to such claim or demand, such dispute shall be resolved in accordance with paragraph (f) hereof. If the Indemnifying Party does not notify the Indemnified Party within the Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder.

          (e)  Upon the final determination of the liability under this
Article VII, payment shall be made as provided in Section 7.5 (a) or (b), as appropriate.

          (f) If an Indemnifying Party timely disputes its liability with respect to a claim or demand against it for indemnification in accordance with paragraph (a) above, such dispute between the Indemnifying Party and the Indemnified Party shall be settled by arbitration in Miami, Florida in accordance with the rules of the American Arbitration Association. The arbitration shall be conducted by three arbitrators, one of whom shall be selected by the Indemnified Party, one of whom shall be selected by the Indemnifying Party and the third of whom shall be selected by the two arbitrators so chosen. The fees of the arbitrators shall be paid by the losing party, unless otherwise awarded by the arbitrators. The arbitration award shall be final, conclusive and binding on the parties and judgment thereon may be entered and enforced in any court of competent jurisdiction.

          (g) Seller will be entitled, at its election, to control any cleanup, remediation or other proceeding with respect to which indemnity is sought under
Section 7.1(d) for Environmental Liability, provided that Seller acts diligently in connection therewith and in accordance with all Requirements of Law.

     7.5  Limitations on Amounts.
          ----------------------

          (a)  Seller.  Except with respect to matters covered by Section 7.1(d)
               ------
or Excluded Liabilities, Seller will have no liability under this Article for indemnification with respect to any matter which (i) constitutes an inaccuracy or breach of any representation or warranty of Seller under this Agreement (whether asserted under Section 7.1(b) or otherwise), or (ii) to the extent relating to any failure to perform or comply, prior to the Closing Date, constitutes a breach of a covenant or agreement made by the Seller or any Affiliate of the Seller under Sections 5.1 and 5.6 of this Agreement, until the cumulative and aggregate amount of the Damages relating to such matters exceeds ONE HUNDRED THOUSAND DOLLARS ($100,000), and then only for the amount by which such Damages exceed ONE HUNDRED THOUSAND DOLLARS ($100,000). Seller shall not be obligated to indemnify any party pursuant to this Article after the aggregate amount of indemnifiable Damages equals or exceeds the sum of TWENTY MILLION DOLLARS ($20,000,000) provided that the foregoing limitation on Seller's indemnity obligation shall not apply to "Excluded Indemnity Liabilities" and any indemnification payments made by Seller to an Indemnified Party for Excluded Indemnity Liabilities shall not be counted toward the $20,000,000 limitation described above (and instead shall be in addition to such $20,000,000 maximum amount). For purposes hereof "Excluded Indemnity Liabilities" shall mean Excluded Liabilities other than (i) Environmental Liabilities described in Section 7.1(d), or (ii) any liability of Seller to any person or entity which constitutes a breach of any representation or warranty of Seller contained in this Agreement or a breach of a covenant of Seller contained in Section 5.1 or 5.6 of this Agreement. All amounts payable by Seller under this Article shall be paid as follows: first, by reducing the outstanding principal amount and any accrued and unpaid interest on the Buyer Notes, and second, by payment from Seller within ten (10) days after final determination of the amount so payable in accordance with the provisions of this Article.

          (b)  Buyer.  Buyer shall not be obligated under this Article for
               -----
indemnification with respect to any matter which constitutes an inaccuracy or breach of any representation or warranty of Buyer under Article IV of this Agreement, but not including a matter covered by Section 7.2(e) and not including a liability which constitutes an Assumed Liability or is included in the Investment, after the aggregate amount of indemnifiable Damages therefor equals or exceeds the sum of TWENTY MILLION DOLLARS ($20,000,000). All amounts payable by Buyer under this Article shall be paid within ten (10) days after final determination of the amount so payable in accordance with the provisions of this Article.

     7.6  Offset.  If Seller fails to pay any amounts to Buyer that are owed
          ------
pursuant to this Article VII, Buyer may set-off any such amounts against the amounts, if any, owed to Seller by Buyer pursuant to the Buyer Notes and the Earn-Out Payment. Further, if litigation, arbitration or a Claim Notice has been instituted which could give rise to an indemnification payment to Buyer, payment of amounts, if any, owed Seller, pursuant to the Buyer Notes or the Earn-Out Payment, shall be deposited into escrow by Buyer as provided below until such litigation, arbitration or Claim Notice with respect to Seller's obligation to indemnify Buyer is finally resolved.

          The amount to be deposited into escrow shall be limited to the disputed portion of the claimed indemnification payment ("Disputed Amount") and all other amounts owing by Buyer to Seller under the Buyer Notes and Earn-Out Payment shall be timely paid. The Disputed Amount shall be deposited into an interest-bearing escrow account at NationsBank of Florida, N.A., Naples, Florida ("Escrow Account") pursuant to an Escrow Agreement in the form attached hereto as Exhibit L ("Escrow Agreement") and shall be disbursed as provided in such
   ---------
Escrow Agreement. The party entitled to the Disputed Amount or portion thereof shall receive the same with the interest earned thereon. The other party shall also pay to the receiving party an amount ("Additional Interest Amount") equal to (a) in the case of a payment to Buyer, the difference between (i) the amount of interest which would have been earned on the Disputed Amount, or portion thereof, from the date it should have been paid to Seller calculated at the prime lending rate of NationsBank of Florida, N.A. (or its successor) from time to time in effect (the "Prime Rate"), and (ii) the amount of interest actually earned on the Disputed Amount, or portion thereof, in the Escrow Account; and
(b) in the case of a payment to Seller, the difference between (i) the amount of interest which would have been earned on the Disputed Amount, or portion thereof, from the date it should have been paid to Seller calculated at the greater of (x) three percent (3%) over the Prime Rate and (y) twelve percent (12%), and (ii) the amount of interest actually earned on the Disputed Amount, or portion thereof, in the Escrow Account. The Additional Interest Amount shall be paid within ten (10) days after the Disputed Amount, or portion thereof, is delivered to the applicable party.

ARTICLE VIII.  GENERAL PROVISIONS.

     8.1  Joint and Several Obligations.  All obligations and liabilities
          -----------------------------
arising under this Agreement of each entity comprising the Seller shall be joint and several.

     8.2  Successors and Assigns.  This Agreement shall be binding upon, and
          ----------------------
inure to the benefit of, the parties hereto and their respective permitted successors and assigns, and no other person shall have any rights or obligations hereunder. Except as expressly provided herein, neither this Agreement nor any rights hereunder may be assigned or transferred by any party hereto without the prior written consent of all other parties hereto.

     8.3  No Third Party Beneficiary.  This Agreement is for the benefit of, and
          --------------------------
may be enforced only by, Seller, Buyer and their respective successors and permitted assignees and Affiliates, and is not for the benefit of, and may not be enforced by, any third party.

     8.4  Entire Agreement.  This Agreement incorporates by this reference the
          ----------------
Preliminary Statement and all Exhibits and Schedules hereto (except that references to this Agreement in Article VII do not thereby incorporate the Transaction Documents). This Agreement, the Transaction Documents, the closing documents to be delivered in connection with this Agreement, and the Confidentiality Agreement, contain the parties' entire agreement with respect to the subject matter hereof. Any and all conflicting or inconsistent discussions, agreements, promises, representations and statements, if any, between the parties or their representatives that are not incorporated herein shall be null and void and are merged into this Agreement. This Agreement shall constitute the entire understanding and agreement among the parties. Neither the Seller nor the Buyer has made or is making any representation or warranty (express or implied) to the other, or to any of their respective Affiliates, agents, employees or consultants, except for those expressly set forth in this Agreement or in any agreement or document to be executed at Closing pursuant hereto. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that this Agreement may have been physically prepared by one of the parties, or such party's counsel, it being agreed that all parties and their respective counsel have mutually participated in the negotiation and preparation of this Agreement.

     8.5  Notices.  All notices or other communications required or permitted
          -------
under the terms of this Agreement shall be made in writing and shall be deemed given upon delivery by hand, courier or by certified mail, return receipt requested, first class postage and registration fees prepaid and correctly addressed to the parties at the following addresses (or on the date such delivery is determined by the postal authorities to be impossible to accomplish):

     If to Buyer:           Gargiulo L.P.
                                   15000 Old 41 North
                                   Naples, Florida 33963
                                   Attn: Jeffrey D. Gargiulo, CEO
     with a copy to:        Martin J. Genauer, Esq.
                                   Karp & Genauer, P.A.
                                   2 Alhambra Plaza, Suite 1202
                                   Coral Gables, Florida 33131

     If to Seller:          c/o Collier Enterprises
                                   3003 Tamiami Trail North, Suite 400
                                   Naples, Florida 33940
                                   Attn: Thomas J. Flood, President and Chief
                                      Executive Officer

     with a copy to:        Thomas McGuigan, P.A.
                                   Steel Hector & Davis
                                   200 S. Biscayne Boulevard
                                   Suite 4000
                                   Miami, Florida 33131-2398

or to such other address as any of the parties hereto may designate by notice to the others (such notice of change in address to be effective only upon actual receipt thereof). The parties shall acknowledge in writing any notice given by hand delivery.

     8.6  Modifications.  This Agreement may not be waived, modified or amended
          -------------
orally, by course of conduct or dealing, but only by and pursuant to an instrument in writing duly executed and delivered by the party sought to be charged therewith.

     8.7  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall constitute an original, but all of which together shall constitute a single agreement.

     8.8  Cooperation.  Each of the parties to this Agreement, when requested by
          -----------
another party, shall give all reasonable and necessary cooperation with respect to any reasonable matters relating to the transactions contemplated by this Agreement.

     8.9  Governing Law; Venue.
          --------------------

          (a) It is the intention of the parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties hereto shall be determined in accordance with the laws of the State of Florida applicable to agreements entered into and performed entirely within the State of Florida.

          (b) Except as otherwise set forth in Section 7.4(f), each of the parties hereto (i) hereby irrevocably submits itself to the exclusive jurisdiction of (A) the Circuit Court of Collier County, Florida, and (B) the United States District Court for the Southern District of Florida, for the purposes of any suit, action or other proceeding brought by the other, or its respective successors or assigns, with respect to this Agreement, and (ii) to the extent permitted by applicable law, hereby waives, and agrees not to assert, by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper in such courts. Service by mailing (by certified mail, return receipt requested) or delivering a copy of such process to a party in care of its agent for service of process as aforesaid shall be deemed good and sufficient service thereof, and each party hereby irrevocably authorizes and directs its respective agent for service of process to accept such service on its behalf.

    8.10  Headings.  The various section headings are inserted for purposes of
          --------
reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

    8.11  Gender, Number.  All references to gender or number in this Agreement
          --------------
shall be deemed interchangeably to have a masculine, feminine, neuter, singular or plural meaning, as the sense of the context requires.

    8.12  Severability.  The provisions of this Agreement shall be severable,
          ------------
and any invalidity, unenforceability or illegality of any provision or provisions of this Agreement shall not affect any other provision or provisions of this Agreement, and each term and provision of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

    8.13  Survival.  Except as otherwise expressly provided in this Agreement
          --------
and/or any Transaction Document, the liabilities and obligations of each party with respect to any and all of its representations, warranties, covenants, indemnifications and agreements set forth in this Agreement and/or in any Transaction Document or in any document incorporated herein or therein shall not be merged into, affected or impaired by the Closing under this Agreement. Survival of the representations and warranties of the parties under this Agreement and the covenants of the parties under Sections 5.1 and 5.6 shall, however, be limited to the extent provided in Section 7.3 hereof.

    8.14  Attorneys' Fees; Expenses.
          -------------------------

          (a) In any suit or proceeding (including arbitration, insolvency, bankruptcy, investigative, administrative and regulatory proceedings) arising in connection with this Agreement, the prevailing party shall have the right to receive an award of the reasonable attorneys' fees and disbursements actually incurred by it in connection therewith. Each reference to attorneys' fees or attorneys' fees and disbursements in this Agreement or any document incorporated by reference into it shall include attorneys and paralegal fees, and costs and disbursements, whether suit be brought or not and in any administrative, regulatory, investigative, insolvency, bankruptcy, and appellate proceedings.

          (b) Except as otherwise provided in (a), above, each party shall bear all of their own costs and expenses incurred in connection with the negotiating and consummating of this Agreement; provided, however, that Buyer will pay or reimburse Seller for the actual costs of obtaining information or documents (other than the 1995 Financial Statements of Seller, or information or documents required to comply with the HSR Act, all of which shall be obtained at Seller's sole cost and expense) that are requested by Buyer and its Affiliates and due to such Person's status as a public company or which relates to transactions separate from the transactions contemplated by this Agreement (including, without limitation, the matters referred to in Section 5.6 hereof).

    8.15  Termination.
          -----------

          (a) This Agreement and the transactions contemplated hereby may be terminated at any time prior to Closing by written notice delivered by Seller to Buyer or by Buyer to Seller, as the case may be, in the following instances:

               (i) By Buyer, if there has been a material misrepresentation, a material breach of warranty or a material failure to comply on the part of the Seller with respect to any of the representations, warranties, covenants or provisions set forth herein (or delivered in any other document pursuant hereto), including without limitation, any misrepresentation, breach or failure to comply that is evidenced in any Schedule delivered by Seller, or which is discovered in Buyer's due diligence investigation of Seller and the Business, and such misrepresentation, breach or failure has or may reasonably be expected to have a Material Adverse Effect on the Business in the hands of Buyer and has not been cured, if capable of cure, in full within twenty (20) days of receipt by Seller of notice from Buyer.

              (ii) By Seller, if there has been a material misrepresentation, a material breach of warranty or a material failure to comply on the part of Buyer with respect to the representations, warranties or covenants set forth herein (or in any other document delivered pursuant hereto) and such misrepresentation, breach or failure to comply has not been cured, if capable of cure, within twenty (20) days of receipt by Buyer of notice from Seller.

             (iii) At any time prior to Closing, by the mutual consent in writing of Seller and Buyer.

              (iv) by Buyer if Seller fails to correct a Title Defect to which Buyer has objected pursuant to Section 5.4 within the sixty (60) day cure period provided therein, unless the provision of Section 5.4 for closing the transactions contemplated hereby with a credit against the Purchase Price is applicable.

               (v) By Buyer or Seller, if the Closing does not occur on or before the later of the end of the sixty (60) day cure period provided in Section 5.4 and February 28, 1996.

          (b)  Liability in the Event of Termination; Remedies.
               -----------------------------------------------

               (i) In the event of termination of this Agreement and the transactions contemplated hereby pursuant to Sections 8.15(a)(i) or
          (ii) hereof, the non-breaching party may avail itself of all rights, power and remedies now or hereafter existing at law or in equity or by statute or otherwise.

              (ii) In the event of termination of this Agreement and the transactions contemplated hereby pursuant to Section 8.15(a)(iii),
          (iv) or (v) hereof, this Agreement shall, with the exception of
          Section 8.14(b) hereof, become void and have no further effect, without any liability on the part of any party hereto.

          (c) Section 8.14(b) hereof shall survive the termination of this Agreement regardless of the reason for such termination.

    8.16  Radon Disclosure.   Radon is a naturally occurring radioactive gas
          ----------------
that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the county public health unit. The foregoing disclosure is provided to comply with state law and is for informational purposes only.

    8.17  Remedies Cumulative.   All rights and remedies granted in this
          -------------------
Agreement (including, without limitation, those granted under Article VII hereof) or available under applicable law shall be deemed concurrent and cumulative and not alternative or exclusive remedies, to the full extent permitted by law and this Agreement, and any party may proceed with any number of remedies at the same time or in any order (except that the set-off rights of Buyer under Section 7.6 shall be exclusive; but only so long as the indemnification obligations of Article VII are in effect). The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and any party, upon the occurrence of an event of default by another party under this Agreement, may proceed at any time, under any agreement, in any order and with any available remedy. Nothing in this Section shall affect the termination of (i) indemnification liabilities and obligations pursuant to
Section 7.3, and (ii) the survival of representations and warranties and certain covenants pursuant to Section 8.13.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered, all as of the day and year first above written.

                              GARGIULO, L.P., a Delaware limited partnership

                              By: GARGIULO G.P., INC., a Delaware corporation and its General Partner


                              By:  /s/ Jeffrey D. Gargiulo
                                   -------------------------------------------
                              Jeffrey D. Gargiulo, President


                              COLLIER ENTERPRISES, a Florida general partnership


                              By:  /s/ Miles Collier
                                   -------------------------------------------
                                   Miles Collier, Managing Partner


                              COLLIER FARM EQUIPMENT COMPANY,
                              a Florida corporation


                              By:  /s/ Miles C. Collier
                                   -------------------------------------------
                                   Miles C. Collier, President


                              COLLIER FARMS, INC., a Florida corporation


                              By:  /s/ Miles C. Collier
                                   -------------------------------------------
                                   Miles C. Collier, President


                              COLLIERGRO, LTD., a Florida limited partnership


                              By:  /s/ Miles C. Collier
                                   -------------------------------------------
                                   Miles C. Collier, President of Collier
                                   Management Services, Inc., the General
                                   Partner

                              COLLIER GROVES & PACKING, LTD., a Florida limited partnership


                              By:  /s/ Miles C. Collier
                                   -------------------------------------------
                                   Miles C. Collier, President of Collier
                                   Management Services, Inc., the General
                                   Partner


                              COLLIER TEC, INC., a Florida corporation


                              By:  /s/ Miles C. Collier
                                   -------------------------------------------
                                   Miles C. Collier, President


                              COLLIER DEVELOPMENT CORPORATION,
                              a Florida corporation, on its own behalf and as sole beneficiary under the Trust dated as of March 16, 1983 and numbered 1983CDC


                              By:  /s/ Miles C. Collier
                                   -------------------------------------------
                                   Miles C. Collier, President



                              /s/ Miles C. Collier
                              ------------------------------------------------
                              Miles C. Collier, as Trustee under that certain Trust dated as of March 16, 1983 and numbered 1983CDC